UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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Jason Industries, Inc.
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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Jason Industries, Inc.
833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202
(414) 277-9300

April 12, 2018
Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Jason Industries, Inc., we cordially invite you to attend the 2018 Annual Meeting of Stockholders, which will be held at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202 at 8:00 a.m., Central Time, on Wednesday, May 16, 2018.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business that will be conducted at the Annual Meeting. Once the business of the Annual Meeting concludes, we will address any stockholder questions.

We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you attend, it is important that you vote your shares. If you own shares through a broker, bank or other nominee, please vote your shares by providing your broker, bank or nominee with your voting instructions.

Thank you for your continued support of Jason Industries, Inc.

Sincerely yours,

Brian K. Kobylinski President and Chief Executive Officer

833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Jason Industries, Inc. will be held on Wednesday, May 16, 2018, at 8:00 a.m., Central Time at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202, for the following purposes:

1. To elect the three directors nominated by the Board of Directors to the Board of Directors to each serve a three year term expiring at the 2021 Annual Meeting;
2. To approve amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan;
3. To approve, by advisory vote, the compensation of our named executive officers;
4. To ratify the selection of PricewaterhouseCoopers LLP, as Jason Industries, Inc.’s independent registered public accounting firm, for the fiscal year ending December 31, 2018; and
5. To take action upon any other business as may properly come before the 2018 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2018 Annual Meeting.

The Board of Directors fixed the close of business on March 29, 2018 as the record date for determining stockholders entitled to notice of and to vote at the 2018 Annual Meeting and any adjournments or postponements of that meeting.

By Order of the Board of Directors, Jason Industries, Inc.

Kevin M. Kuznicki Senior Vice President, General Counsel and Secretary
Milwaukee, Wisconsin
April 12, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 16, 2018

The Proxy Statement and our 2017 Annual Report on Form 10-K are available at http://www.proxyvote.com.

Although you can vote at the Annual Meeting, we urge you to submit your proxy as soon as possible. If the records of our transfer agent, Continental Stock Transfer & Trust Company, show that you own shares in your name, you can submit your proxy for those shares by using the toll-free telephone number or the website address provided in the Proxy Statement. Alternatively, you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card.

If you own shares in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. Street name holders may also vote by telephone or the internet if their bank, broker or other nominee make those methods available, in which case the bank, broker or other nominee will enclose the instructions along with the Proxy Statement. Street name holders who wish to vote at the Annual Meeting will not be able to do so unless they obtain a proxy issued in their name from their broker, bank or other nominee in advance of the meeting, or otherwise follow the instructions provided by their bank, broker or other nominee.

PROXY STATEMENT

Jason Industries, Inc.
833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202
(414) 277-9300

April 12, 2018

PROXY STATEMENT

The Board of Directors (sometimes referred to as the “Board”) of Jason Industries, Inc. requests the proxy accompanying this Proxy Statement for use at the 2018 Annual Meeting of Stockholders, which will be held on May 16, 2018, at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202 and at any adjournment or postponement of the meeting (the “Annual Meeting”). We first sent proxy materials to stockholders, and posted such materials on the internet, on or about April 12, 2018.

Unless otherwise indicated, as used in this Proxy Statement, “we,” “our,” “us,” the “Company” or “Jason” refer to Jason Industries, Inc.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What Is the Purpose of the Annual Meeting?

A:
(1) To elect the three directors nominated by the Board of Directors to the Board of Directors to each serve a three year term expiring at the 2021 Annual Meeting; (2) to approve amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan; (3) to approve, by advisory vote, the compensation of our named executive officers; (4) to ratify the selection of PricewaterhouseCoopers LLP, as the Company's independent registered public accounting firm, for the fiscal year ending December 31, 2018; and (5) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting of Stockholders and this Proxy Statement describe these matters in more detail.

Q:	Who Can Attend the Annual Meeting?

A:
All stockholders of the Company, or individuals that stockholders have duly appointed as their proxies, may attend the Annual Meeting. Appointing a proxy in response to this request will not affect a stockholder’s right to attend the Annual Meeting.

Q:	What Constitutes a Quorum?

A:
The presence of holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, attending the Annual Meeting or represented by proxy, will have power to adjourn the Annual Meeting.

If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where banks, brokers or other nominees who hold shares on behalf of others have returned a proxy, but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker non-votes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).

Q:	Who Is Entitled to Vote?

A:
The Board of Directors fixed the close of business on March 29, 2018 as the record date for determining stockholders entitled to notice of and to vote at the 2018 Annual Meeting and any adjournments or postponements of the meeting. Only holders of the 27,374,458 shares of our common stock outstanding as of the close of business on March 29, 2018 can vote at the Annual Meeting. Each of these stockholders has one vote for each share of our common stock held on that date on each proposal.

Q:	How Do I Vote?

A:	If the records of our transfer agent show that you own shares in your name at the close of business on March 29, 2018, you may vote in one of the following ways:

1.
By Internet before the Annual Meeting: You may access the website at http://www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found on your proxy card. Follow the instructions provided to cast your vote.

2.
By telephone: If you reside in the United States, you may call (800) 690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your proxy card in hand when you call and follow the voice prompts to cast your vote.

3.	By mail: Mark, sign and date your proxy card and return it in the envelope we have included with this Proxy Statement.

4.	At the Annual Meeting: If you are a stockholder of record, you may attend the Annual Meeting and vote your shares at the meeting.

If you own shares in street name, you may vote by telephone or the internet if your bank, broker or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement. The telephone and internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we have properly recorded your instructions. If you vote by using the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	What Is the Effect of Not Voting at the Annual Meeting?

A:
The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent show that you own shares in your name and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name and do not vote, your broker, bank or other nominee may vote your shares at the meeting. If you do not give voting instructions for your shares, your broker, bank or other nominee may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your shares in its discretion on routine matters such as Proposal 4, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other proposals. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee.

Q:	Can I Change My Vote After I Submit My Proxy?

A:
Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by providing written notice to our Secretary and voting at the Annual Meeting. Your attendance at the Annual Meeting does not in and of itself revoke your proxy.

Unless you properly revoke your proxy by submitting written notice to our Secretary, the persons you have appointed will vote your shares at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board of Directors.

Q:	What Am I Voting On?

A:	You are voting on four company proposals:

Proposal 1: Election of Directors

Election of the following three directors nominated by the Board of Directors to each serve a three year term expiring at the 2021 Annual Meeting:

1.	James P. Heffernan;

2.	Brian K. Kobylinski; and

3.	James M. Sullivan.

Proposal 2: Approval of Amendments to Jason Industries, Inc. 2014 Omnibus Incentive Plan

We are seeking stockholder approval of amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan, to increase the number of shares of common stock, $0.0001 par value, of the Company authorized for issuance under the plan by 4,000,000 shares, place a limit on director awards in any one fiscal year and make certain other revisions, as described in Proposal 2 of the Proxy Statement.

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers
We are seeking stockholder approval, on an advisory basis, of the compensation of our named executive officers.

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. We are seeking stockholder ratification of that selection.

Q:	What Are the Board of Directors’ Recommendations?

A:	The Board of Directors recommends a vote:

FOR election of the three nominees to the Board of Directors (see Proposal 1);
FOR approval of the amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan (see Proposal 2);
FOR approval of the compensation of our named executive officers (see Proposal 3); and
FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:	What Vote Is Required to Approve Each Proposal?

A:
For Proposal 1, directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. This means that the three nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Broker non-votes will have no effect on the election of directors.

If a quorum is present at the Annual Meeting, the following matters require the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote on the proposal: Proposal 2, the approval of amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan, Proposal 3, the approval, by advisory vote, of the compensation of our named executive officers, and Proposal 4, ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2018. Abstentions will have the same effect as a vote “Against” these proposals, and broker non-votes will not be counted for purposes of whether Proposal 3 has been approved.

Q:	Are There Any Other Items That Are to be Acted Upon During the Annual Meeting?

A:
No. We are not aware of any other matters that you will vote on at the Annual Meeting. In addition, the deadlines have passed under Rule 14a-8 of the Securities Exchange Act of 1934 and our Bylaws for stockholders to submit their own proposals for presentation at the Annual Meeting. If other matters are properly brought before the Annual Meeting with the assent of the Board of Directors, the named proxies will vote in their discretion on these matters.

Q:	Who Will Count the Vote?

A:	Broadridge Financial Solutions, Inc. will count the vote. Rachel Zabkowicz, our Vice President, Investor Relations, Financial Planning & Analysis, will serve as the inspector of the election.

Q:	Who Pays to Prepare and Solicit the Proxies?

A:
We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone or internet. We may request proxies in person, by telephone, internet and facsimile, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses.

Q:	Is the proxy statement available online?

A:
Yes, the Proxy Statement and our 2017 Annual Report on Form 10-K are available at http://www.proxyvote.com. If you access documents by using the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies.

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Q:	Where Can I Find Corporate Governance Materials for Jason?

A:
The Corporate Governance page of our website at http://www.jasoninc.com contains our Corporate Governance Guidelines, our General Code of Ethics, the charters for the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, our By-laws and a list of the members of the Board of Directors. We are not including the information available through our website as a part of this Proxy Statement. As a stockholder, you can request paper copies of the documents found on the Corporate Governance page of our website at any time by contacting our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202, (b) telephone at (414) 277-9300 or (c) email at investors@jasoninc.com. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	How May Stockholders or Other Interested Parties Contact the Members of the Board of Directors?

A:
The Corporate Governance page of our website lists the current members of the Board of Directors. Stockholders and other parties interested in communicating with Jeffry N. Quinn, the Chairman of the Board, Mitchell I. Quain, the Lead Director, or any other director, may do so by writing in care of our Secretary, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202. We open and forward all mail to the director or directors specified in the communication.

Q:	How May I Recommend a Candidate to Serve on the Board of Directors?

A:
Stockholders may recommend candidates for consideration by the Corporate Governance and Nominating Committee at any time by writing to the Chairman of the committee in care of our Secretary at the above address. To enable the committee to consider a stockholder recommendation in connection with the 2019 annual meeting of stockholders, we must receive the recommendation on or before February 15, 2019, but no earlier than January 16, 2019. Under “Corporate Governance Principles and Board Matters—Board Committees—Corporate Governance and Nominating Committee,” we discuss the criteria that the Corporate Governance and Nominating Committee considers when identifying and recommending new candidates to serve on the Board.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each year, the stockholders elect one class of directors for a term of three years.

The Board currently consists of eight members: three with terms that expire at the Annual Meeting (Class I Directors), two with terms that expire at the 2019 annual meeting of stockholders (Class II Directors) and three with terms that expire at the 2020 annual meeting of stockholders (Class III Directors).

Of the three director nominees that the Board of Directors has nominated, whom we identify below, all are currently Class I Directors. All nominees have advised us that they will serve if elected.

Below, we provide the following information for each member of the Board of Directors:

•	age as of March 29, 2018;

•	principal occupations for at least the past five years;

•	the names of any other public companies where the nominee or director currently serves as a director or has served during the past five years; and

•	the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve, or continue to serve, as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING THREE NOMINEES.

Nominees of the Board of Directors for election as Class I Directors for terms expiring at the 2021 Annual Meeting:

James P. Heffernan, 72, has been a director of the Company since August 2013. He has served as a member of the Board of Directors of United Natural Foods, Inc. (NASDAQ: UNFI), a distributor of natural and organic foods, since 2000, and as a member of the Board of Directors of Command Security Corp. (AMEX: MOC), a provider of uniformed security officers, aviation security services, and support security services to commercial, financial, industrial, aviation, and governmental customers in the United States, since 2010. Mr. Heffernan currently serves as Lead Independent Director, Chairman of the Compensation Committee and as a member of the Audit Committee of United Natural Foods, and as Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating and Corporate Governance Committee of Command Security. Previously, Mr. Heffernan served as a member of the Board of Directors of Solutia Inc. (formerly NYSE: SOA), a performance materials specialty chemical manufacturer with global operations, from 2008 until its acquisition by Eastman Chemical Co. in 2012. From 1998 to 2012, Mr. Heffernan served as Vice Chairman and as a Trustee of the New York Racing Association, the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga. Prior to that, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a member of the Board of Directors of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations, from 1990 to 1996. He also served as a member of the Board of Directors and as Chairman of the Finance Committee of Columbia Energy Group (n/k/a NiSource, Inc.) (formerly NYSE: CG), a vertically integrated gas company, from 1993 to 2000 and as a member of the Board of Directors of Baldwin Piano & Organ Co. from 2000 to 2001. Prior to that, Mr. Heffernan served as President of WHR Management Corp., as General Partner of Whitman Heffernan & Rhein Workout Funds and as President of Whitman Heffernan & Rhein & Co., Inc., an investment banking firm specializing in corporate reorganizations, from 1987 to 1996. Prior to joining WHR Management Corp., Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations. Mr. Heffernan received a Bachelor of Arts from LeMoyne College and a Juris Doctor from Fordham University School of Law.

Mr. Heffernan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, as well as his experience in public and private company governance (including his service on audit committees) and investment banking.

Brian K. Kobylinski, 51, has been a director of the Company since July 2017. He has served as our President and Chief Executive Officer since December 2016. Prior to being named Chief Executive Officer, Mr. Kobylinski served as our President & Chief Operating Officer since April 8, 2016. Prior to joining the Company, Mr. Kobylinski served as Executive Vice President, Energy Segment and China for Actuant Corporation (NYSE: ATU) based in Milwaukee, Wisconsin. During his 23 years with Actuant Corporation, Mr. Kobylinski progressed through a number of management roles, including Vice President - Industrial and Energy Segments, Vice President - Business Development and Global Business Leader - Hydratight. Mr. Kobylinski received his Masters of Business Administration from the University of Wisconsin - Madison and his Bachelors of Art from St. Norbert College.

Mr. Kobylinski is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in industrial manufacturing and operational leadership.

James M. Sullivan, 57, has been a director of the Company since June 30, 2014. From October 2012 through April 2017 he served as Executive Vice President and Chief Financial Officer of Joy Global, Inc. (NYSE: JOY), a manufacturer and servicer of high productivity mining equipment, where he had global responsibility for the company’s finances, accounting and information technology. Mr. Sullivan previously served as Chief Financial Officer of Solutia, Inc. from 2004 until its acquisition by Eastman Chemical Company in 2012. Mr. Sullivan also served as an Executive Vice President of Solutia and previously served as Senior Vice President from 2004 through 2009 and as Treasurer from 2004 through 2011. Mr. Sullivan also served as Solutia’s Vice President and Controller from 1999 through 2004. Mr. Sullivan was responsible for Solutia’s finance activities, including controllership, internal audit, investor relations, tax, treasury, risk management, credit and collections, acquisitions and divestitures and information technology. Mr. Sullivan earned a Bachelor of Science in Business Administration and Finance from St. Louis University and his Masters of Business Administration from Washington University.

Mr. Sullivan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in public company finance and accounting.

Incumbent Directors Not Standing for Election at the Annual Meeting:

Class II Directors—Terms Expiring at 2019 Annual Meeting of Stockholders

Mitchell I. Quain, 66, has been a director of the Company since September 2015 and has served as Lead Independent Director of the Company since December 2017 and previously from November 2015 to December 2016. Mr. Quain is a Senior Advisor to The Carlyle Group, L.P., a private investment firm. He was a Partner of One Equity Partners, a private investment firm, from 2010 through 2011. From 2006 to 2010, Mr. Quain was a Senior Director of ACI Capital Corp., a private equity firm. From 2002 to 2005, he was Chairman of the Board of Directors of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO, a global full service wholesale and retail bank, and its predecessors in several capabilities including Vice Chairman. Mr. Quain is currently a director of AstroNova (NASDAQ: ALOT), RBC Bearings Incorporated (NASDAQ: ROLL), Hardinge Inc. (NASDAQ: HDNG) and Xerium Technologies, Inc. (NYSE: XRM). Mr. Quain serves as a member of the Audit and Nominating Committees and as the Chairman of the Compensation Committee of AstroNova, as a member of the Audit Committee of RBC Bearings, as a member of the Compensation Committee, Chairman of the Nominating and Governance Committee and lead outside director of Hardinge, and as a member of the Audit and Compensation Committees of Xerium. Previously Mr. Quain served on the Boards of Magnetek, Inc. (NASDAQ: MAG), Tecumseh Products Company (NASDAQ: TECU), DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain has a Bachelor of Science degree in electrical engineering from the University of Pennsylvania and a Master in Business Administration degree from the Harvard Business School and is a Chartered Financial Analyst.

Mr. Quain is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background and experience in the manufacturing industry and his experience in public company governance.

Dr. John Rutledge, 69, has been a director of the Company since August 2013 and is the founder of Rutledge Capital, a private equity investment firm that invests in U.S. middle market manufacturing, distribution, and service companies, and has served as its Chairman since 1990. Dr. Rutledge has also served as Chief Investment Strategist for Safanad Inc., an investment firm based in New York, since its inception in 2008. He also has served as Senior Research Fellow at Claremont Graduate University since 2010, where he teaches economics and finance. Dr. Rutledge also has served as a CNBC Contributor since 2009. In addition, Dr. Rutledge is an Honorary Professor at the Chinese Academy of Sciences in Beijing. In addition to his many advisory and Board roles, Dr. Rutledge has written for Forbes.com and TheStreet.com. He also wrote the Forbes’ Business Strategy column from 1992 to 2002. He founded Claremont Economics Institute, an economic advisory business, in 1978 and served as its Chairman from 1979 to 1991. Dr. Rutledge also serves on the Boards of FC Compassus, LLC, a privately-owned medical services company; Pace Health Companies, LLC, a privately-owned medical services company; Pansophic Learning, Limited, a privately-owned educational services company; Early Learning Academies, a privately-owned educational services company; and Central Colocation Holdings, a privately-owned data storage company. Dr. Rutledge has served as the director of a number of companies, including: Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination; American Standard (formerly NYSE: ASD), a manufacturer of plumbing, air conditioning, and automotive products; Earle M. Jorgensen Company (formerly NYSE: JOR), the largest independent distributor of metal products in North America; Lazard Freres Funds, a mutual fund; Amerindo Investment Fund, a mutual fund; CROM Corporation, a designer and manufacturer of pre-stressed concrete tanks; AdobeAir, a manufacturer of heating and cooling products; StairMaster, a manufacturer of fitness products; Fluidrive, a manufacturer of steerable, hydraulic axles for the agricultural and trucking industries; CST, a manufacturer of paper office products; Ellis Communications, an operator of television and radio companies; General Medical, a supplier of medical products; United Refrigeration, an operator of cold storage warehouses for the food industry; and Framed Picture Enterprise, a retailer in the framed art business. Dr. Rutledge was one of the principal architects of the Reagan economic plan in 1981 and was an adviser to the Bush White House on tax policy from 2001 to 2004. Dr. Rutledge began his career as a professor of economics at Tulane University and Claremont McKenna College. He holds a Bachelor of Arts from Lake Forest College and a Ph.D. from the University of Virginia.

Dr. Rutledge is well qualified to serve as a director due to, among his other experience, skills and qualifications, his academic background as well as his experience in public and private company governance.

Class III Directors—Terms Expiring at 2020 Annual Meeting of Stockholders

Edgar G. Hotard, 74, has been a director of the Company since August 2013. Mr. Hotard has served as a Venture Partner at ARCH Venture Partners, a provider of seed / early stage venture capital for technology firms in life sciences, physical sciences and advanced materials, since 2002. He has served as a Senior Consultant to Warburg Pincus, a global private equity firm, since 2013. Previously, Mr. Hotard served as an Operating Partner at HAO Capital, a private equity firm based in Beijing and Hong Kong, from 2010 to 2013, Mr. Hotard served as an advisor to the Asia practice of Monitor Group, a global strategy-consulting firm, and as non-executive Chairman of Monitor Group (China), from 2000 to 2010. Prior to that, Mr. Hotard served as President and Chief Operating Officer of Praxair, Inc. (“Praxair”) (NYSE: PX), a worldwide provider of industrial gases, including atmospheric, process and specialty gases, from 1992 until his retirement in 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation (formerly NYSE: UK), a commodity and specialty chemical and polymers company where he served as Corporate Vice President from 1990 to 1992. Since 2006, Mr. Hotard has served as a member of the Board of Directors of Albany International Corp. (NYSE: AIN), a global advanced materials processing company serving the paper and aerospace industry, where he currently serves on the Audit Committee. Since 2013, Mr. Hotard has also served as a member of the Board of Directors of Baosteel Metals, Ltd., a subsidiary of BaoWu Group Co., where he currently serves as Chairman of the Audit Committee and as a member of the Strategy Committee. Previously, he served as a member of the Board of Directors of various public companies, including Global Industries Inc. (formerly NASDAQ: GLBL), a global offshore oil and gas engineering and construction service company, from 1999 to 2011; Solutia Inc. (formerly NYSE: SOA), a performance materials specialty chemical manufacturer with global operations, from 2011 to 2012; and Shona Energy Company, Inc. (formerly TSX-V: SHO), an oil and natural gas exploration, development and production company, from 2008 to 2012. Mr. Hotard also formerly served as a director of Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination. In addition, Mr. Hotard was a founding sponsor of the China Economic and Technology Alliance and a joint MBA program between Renmin University, Beijing, China and the School of Management of the State University of Buffalo, New York. Mr. Hotard earned a Bachelor of Science degree in engineering from Northwestern University.

Mr. Hotard is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in emerging markets and advanced materials manufacturing, as well as his experience in public company governance.

James E. Hyman, 58, has been a director of the Company since September 2015. Mr. Hyman has served as the Chief Executive Officer of Citzens Parking, a provider of parking solutions, since November 2017. He serves as a director of Camin Cargo Control, Inc. and of The Hinckley Company. He previously served as President and Chief Executive Officer of Community Education Centers, a provider of offender reentry and in-prison treatment services, from 2015 through 2017, as Chief Executive Officer and President of TestAmerica Laboratories, Inc., an analytical laboratory for environmental testing services, from 2011 until 2014, and as Chairman, President and Chief Executive Officer of Cornell Companies, Inc., an operator of correctional facilities, from 2005 until 2010. Mr. Hyman has held executive positions in the US and Europe with FTI, Starwood Hotels & Resorts Worldwide, GE Capital, McKinsey & Company and J.P. Morgan, and has previously served as a director of Mac-Gray Corporation. He also chairs the Mega-Cities Project, a not-for-profit focused on urban development issues in the world’s largest cities. Mr. Hyman received a Master of Business Administration, with distinction, from the Harvard Business School and a Bachelor of Arts, with honors, from the University of Chicago.

Mr. Hyman is well qualified to serve as a director due to, among his other experience, skills and qualifications, his experience in international business leadership.

Jeffry N. Quinn, 59, is currently a director and the Chairman of our Board of Directors. Mr. Quinn served as our Chief Executive Officer from December 2015 to December 2016 and as interim Chief Executive Officer from November 2015 until December 2015. Prior to the June 2014 transaction with Jason Partners Holdings Inc., Mr. Quinn served as President, Chief Executive Officer and Chairman of the Company from inception in May 2013 until June 30, 2014. Mr. Quinn is currently President and Chief Executive Officer of Tronox Limited (NYSE: TROX), a global producer of titanium dioxide and titanium feedstocks. He was the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, and served in such role since 2012. Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company, from 2004 through 2012. Prior to joining Solutia, Mr. Quinn was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel for Premcor Inc. (formerly NYSE: PCO) from 2000 to 2003. Prior to Premcor, Mr. Quinn was Senior Vice President-Law & Human Resources, Secretary and General Counsel for Arch Coal, Inc. (NYSE: ACI). In addition to being President and Chief Executive Officer of Tronox since December 1, 2017, Mr. Quinn is also a member of the Tronox Board of Directors. Mr. Quinn is also currently a member of the Board of Directors of W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials. Mr. Quinn currently serves as Chairman of the Compensation Committee and as a member of the Audit, Nominating and Governance and Corporate Responsibility Committees of W.R. Grace. Mr. Quinn previously served on the Boards of Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, and Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination. Mr. Quinn received both a Bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky.

Mr. Quinn is well qualified to serve as Chairman of our Board of Directors due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, his mergers and acquisitions experience, and his experience in public company governance.

PROPOSAL 2:
APPROVAL OF AMENDMENTS TO THE JASON INDUSTRIES, INC.
2014 OMNIBUS INCENTIVE PLAN

Overview
In addition to the other non-material administrative amendments, the Board is seeking approval from the Company's stockholders of amendments to the Jason Industries, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) to: (a) increase the number of shares of our common stock, $0.0001 par value (“Common Stock”), authorized for issuance under the 2014 Plan by 4,000,000 shares; and (b) put in place a limit on the amount of director awards such that the aggregate grant date value of all awards granted to a non-employee director in a single year may not exceed $300,000 (collectively, the “Amendments”).
On February 27, 2018, our Board unanimously approved, subject to stockholder approval, the Amendments to the 2014 Plan, as well as other amendments that do not require stockholder approval, such as amendments arising from the changes made to Section 162(m) of the Internal Revenue Code in December of 2017 by the Tax Cuts and Jobs Act.
The purpose of the 2014 Plan is to provide incentives that will attract, retain and motivate high performing officers, non-employee directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their individual responsibilities to the Company. The 2014 Plan is intended to advance the best interests of the Company by providing the Compensation Committee (the “Committee”) with the flexibility to design and grant a variety of types of equity awards and to fashion incentive awards in the manner it deems to be most advantageous to the growth of the Company, promote ownership of the Company equity and align the interests of such persons with the interests of our stockholders.
Our Board believes that the Amendments are essential to our success and to motivate our executives and employees to strive to enhance our growth and profitability. The markets in which we operate are highly competitive for talent at all levels of our organization. Equity compensation is a critical component of our compensation program to attract and retain talent and is consistent with our pay-for-performance philosophy. We believe that the equity awards provided to employees, and the potential these awards hold for appreciation through an increase in our stock price, provide further incentive to our employees to focus on creating long-term stockholder value. Our Board approved the Amendments following a review of future share needs given the projected growth of the Company and the potential future hiring of managerial talent.
The following table shows the total number of awards granted, excluding the impact of forfeitures and cancellations, during each fiscal year since inception of the 2014 Plan to employees, in connection with attracting new employees and to non-employee directors:

Fiscal Year	Grants (1)
2014	2,788,263
2015	453,066
2016	973,892
2017	1,802,150
2018(2)	1,792,000

(1)	The Adjusted EBITDA and ROIC Awards issued in fiscal years 2014 and 2016, respectively, are shown at the maximum amount of shares that can be earned, which is 150% of the award performance targets.

(2)	The 2018 grants are the total number of awards granted in fiscal 2018 through March 29, 2018. These grants are subject to stockholder approval of the Amendments.

We have been judicious in granting awards under the 2014 Plan and have remained sensitive to minimizing the impact of potential dilution that such awards could have on our stockholders. We currently anticipate that future awards will remain similar in amounts to those from the prior four years, although increases in the number of employees receiving awards, the amount of such awards and the value of our Common Stock could affect the number of shares subject to such future awards. If future awards remain similar to historical amounts, with potential increases as discussed above, the Company expects that the remaining shares together with the additional shares will last approximately three years.
The Board believes the Amendments are necessary to enable the Company to remain competitive with its peers in compensation practices and thereby attract and retain quality employees. If the Amendments are not approved by our stockholders, we will become reliant on cash-settled awards as our sole method of incentive-based compensation once awards are granted with respect to the shares currently remaining available for issuance under the 2014 Plan. We believe this would not be in our stockholders’ best interests as it would remove incentives aligning our executives and employees with stockholders to create long-term stockholder value. Therefore, the Board urges you to vote to approve the Amendments.
The following is a summary of the material provisions of the 2014 Plan as proposed to be amended. The summary is qualified in its entirety by reference to the full text of the 2014 Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A.
Administration
The 2014 Plan is administered by the Committee. Among the Committee’s powers are to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Plan as it deems necessary or proper. The Committee has the authority to administer and interpret the 2014 Plan, to grant discretionary awards under the 2014 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award, to accelerate the vesting of any award, and to make all other determinations in connection with the 2014 Plan and the awards thereunder as the Committee deems necessary or desirable and to delegate authority under the 2014 Plan to our executive officers.
Available Shares
As of March 29, 2018, the aggregate number of shares of Common Stock reserved for issuance under the 2014 Plan is 352,587 shares plus, from and after the approval of the Amendments, if obtained, an additional 4,000,000 shares, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Common Stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the 2014 Plan or covered by grants previously made under the 2014 Plan. The shares that will be available for issuance under the 2014 Plan may be, in whole or in part, either authorized and unissued shares of our Common Stock or shares of Common Stock held in or acquired for our treasury. In general, if awards under the 2014 Plan are for any reason cancelled, expire, terminate unexercised or are forfeited, the shares covered by such awards may be recredited to the 2014 Plan’s share reserve. On March 29, 2018, the closing price per share of Common Stock on the NASDAQ Stock Market was $3.11.
Eligibility for Participation
Non-employee members of our Board, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates are eligible to receive awards under the 2014 Plan if selected to receive an award by the Committee. Seven non-employee directors and approximately 4,300 employees and consultants were eligible to receive awards under the 2014 Plan as of March 29, 2018.

Director Award Limits
The maximum aggregate grant date value of all awards granted to a non-employee director in a fiscal year of the Company may not exceed $300,000.
Types of Awards and Award Agreements
The Committee may grant stock options, stock appreciation rights, restricted stock, performance awards, other stock-based awards (such as restricted stock units), and cash-based awards under the 2014 Plan. Awards granted under the 2014 Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Committee.
Minimum Vesting Period
All awards granted after the approval of the Amendments, if obtained, will generally be subject to a one-year minimum vesting requirement.
Stock Options
The Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Committee determines the number of shares of our Common Stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our Common Stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options are exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee.
Stock Appreciation Rights
The Committee may grant stock appreciation rights (“SARs”), either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”), or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our Common Stock or cash, as determined by the Committee, equal in value to the excess of the fair market value of one share of our Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2014 Plan, or such other event as the Committee may designate at the time of grant or thereafter.
Restricted Stock
The Committee may award shares of restricted stock under the 2014 Plan. The Committee shall determine, in its discretion, whether the grant or vesting of a restricted stock award is based upon the attainment of performance goals. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
Performance Awards
The Committee may grant performance awards under the 2014 Plan which are payable upon the attainment of objective or subjective performance goals selected by the Committee. Performance awards may be paid either in cash or in shares of restricted stock.
Other Stock-Based Awards
The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, unrestricted shares of Common Stock, restricted stock units under the 2014 Plan that are payable in cash or denominated or payable in or valued by shares of our Common Stock or factors that influence the value of such shares. The Committee may determine the terms and conditions of any such other awards, which may include conditioning the grant or vesting on the achievement of certain minimum performance goals.
Other Cash-Based Awards
The Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions.
Dividend Equivalent Units
The Committee may grant dividend equivalent units in connection with the grant of performance awards or other stock-based awards. Dividend equivalent units granted in connection with awards granted after approval of the Amendments may only be paid at the same time and to the same extent as payment is made with respect to the underlying award.
Change in Control
In connection with a change in control, as defined in the 2014 Plan, the Committee may accelerate vesting of outstanding awards under the 2014 Plan. In addition, such awards may be, in the discretion of the Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our Common Stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of our Common Stock paid in a change in control is less than the exercise price of the award.
Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of our Common Stock covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
Notwithstanding any other provision of the 2014 Plan, our Board may, at any time, amend any or all of the provisions of the 2014 Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability
Awards granted under the 2014 Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Recoupment of Awards
Awards granted under the 2014 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive based compensation” under the Securities Exchange Act of 1934, as amended, or under any applicable rules and regulations promulgated by the Securities and Exchange Commission.
Effective Date; Term
The 2014 Plan was adopted by the Board on March 14, 2014. No award will be granted under the 2014 Plan on or after March 14, 2024. Any award outstanding under the 2014 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.
United States Federal Income Tax Consequences
The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2014 Plan and the subsequent sale of common shares that will be acquired under the 2014 Plan. Federal income tax laws and regulations are technical in nature and their application may vary in individual circumstances.
Nonqualified Stock Options
There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and we will be allowed a corresponding tax deduction subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
Incentive Stock Options
There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and we will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Stock Appreciation Rights
The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common shares received will be taxable to the participant as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.
Restricted Stock Awards
Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions applicable to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the common shares as of that date, less any amount paid for the restricted stock, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the restricted stock will be taxable to the participant at capital gains rates upon disposition of the shares.
If the participant files an election under Section 83(b) of the Internal Revenue Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the restricted stock as of that date, less any amount paid for the restricted stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the restricted stock will be taxable to the participant at capital gains rates upon disposition of the shares. However, if the restricted stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.
Restricted Stock Unit Awards, Performance Awards and Incentive Awards
A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award, performance award or incentive award is granted. When a participant receives payment under any such award, the amount of cash received and the fair market value of any common shares received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.
Code Section 409A
Section 409A of the Internal Revenue Code provides specific rules regarding the payment of “deferred compensation,” which includes payment under traditional deferred compensation plans, as well as payment pursuant to certain equity-based awards.  If the requirements of Section 409A are not complied with, holders of equity awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment or exercise) and may be subject to an additional 20% income tax and, potentially, interest and other penalties. The Company has sought to structure the 2014 Plan, and it expects to seek to structure awards granted thereunder, to either comply with Section 409A or to be exempt from Section 409A.
Section 162(m) Limit on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally limits the federal tax deduction that the Company can take for compensation paid to its “covered employees” to $1 million per year per individual. As a result of the Tax Cuts and Jobs Act, the Company’s “covered employees” are its chief executive officer, chief financial officer, three other highest paid officers for the year, and any individual who was a “covered employee” for any prior year, starting with 2017.
Prior to the enactment of the Tax Cuts and Jobs Act, there was an exception to the $1 million deduction limit for certain compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal

Revenue Code. As a result of the Tax Cuts and Jobs Act, that exception is generally no longer available. However, compensation payable pursuant to a written binding contract that was in effect as of November 2, 2017 and that is not materially modified thereafter, including awards outstanding under the 2014 Plan as of November 2, 2017, may still qualify for such exception if it otherwise continues to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code as in effect prior to January 1, 2018. Exhibit A to the 2014 Plan is intended to allow any such compensation payable pursuant to a written binding contract in effect on November 2, 2017 to continue to be eligible for the performance-based compensation exception.
New Plan Benefits
The table below sets forth information concerning the value of restricted stock unit awards that will be granted under the 2014 Plan if shareholders approve the amendments to the 2014 Plan.

Name and Position	Dollar Value ($)(1)	Number of Units
Brian K. Kobylinski President and Chief Executive Officer	1,119,600	360,000
Chad M. Paris Senior Vice President and Chief Financial Officer	311,000	100,000
Kevin M. Kuznicki Senior Vice President, General Counsel and Secretary	311,000	100,000
John J. Hengel Vice President - Finance, Treasurer and Assistant Secretary	124,400	40,000
Srivas K. Prasad Senior Vice President and General Manager - Acoustics	311,000	100,000
Keith A. Walz Senior Vice President and General Manager - Finishing	311,000	100,000
All executive officers as a group (6 persons)	2,488,000	800,000
All non-employee directors as a group	—	—
All employees, excluding executive officers, as a group (53 persons)	3,085,120	992,000

(1)	The amounts listed in this column for executive officers and employees were estimated using a share price of $3.11, the March 29, 2018 closing price of our Common Stock on the NASDAQ Stock Market.

Except for the awards disclosed above, the Company currently cannot determine the awards that may be granted under the 2014 Plan in the future to eligible participants. The Committee will make future awards under the 2014 Plan in its discretion from time to time, and the benefits received will depend on the fair market value of the Company’s Common Stock at various future dates and the extent to which performance goals set by the Committee are met.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information as of December 31, 2017 with respect to equity securities of the Company that may be issued under the Company’s existing equity compensation plans. The table does not include employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. All equity compensation plans are described more fully in Note 12 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,350,527	—	352,587 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,350,527	—	352,587

(1)	Column (a) of the table above includes 2,350,527 unvested restricted stock units outstanding under the 2014 Plan.

(2)	Represents shares available for future issuance under the 2014 Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENTS TO THE JASON INDUSTRIES, INC. 2014 OMNIBUS INCENTIVE PLAN

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain talented and experienced executives, reward executives who are critical to the Company’s success, align the interests of our executive officers and stockholders, recognize the contributions each executive makes to the Company’s success, foster a shared commitment among executives and incentivize executive officers to manage the business to meet long-range objectives. A significant portion of our executive officers’ compensation has historically been at risk, reflecting our belief that individuals should be rewarded for performance that contributes to the Company achieving its long-term and short-term strategic business objectives. In addition, the Company also seeks to reward its executive officers for operating performance, as well as the accomplishment of strategic corporate goals and personal performance goals. We believe the Company’s compensation program as a whole is well suited to promote the Company’s objectives in both the long-term and short-term.

We believe that our executive compensation arrangements should employ a strong pay-for-performance philosophy for our entire executive team, including our named executive officers. Our compensation program is structured to place a significant portion of our executive officers’ compensation at risk through the annual cash bonus opportunities provided under our Management Incentive Compensation Plan as well as through awards of performance- and time-based restricted stock units that are contingent on the achievement of performance targets or continued employment over a three-year period.

We believe that our pay-for-performance philosophy accomplishes three main objectives: (1) aligns leadership and stockholders; (2) aligns leadership and company goals; and (3) attracts and retains company talent. Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Proxies solicited by the Board will be voted “FOR” approval of the compensation of our named executive officers unless a stockholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2018 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

If PricewaterhouseCoopers LLP declines to act as our independent registered public accounting firm or the Audit Committee does not want to use PricewaterhouseCoopers LLP as our independent registered public accountant, the Audit Committee will appoint another independent registered public accounting firm. If the stockholders do not ratify the engagement of PricewaterhouseCoopers LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

The fees we incurred for services that our independent registered public accounting firms provided in each of the last two fiscal years are listed in the following table:

	2017	2016
Audit fees	$1,915,001	$1,785,906
Audit-related fees	7,180	14,735
Tax fees	67,762	36,408
All other fees	26,261	18,674
	$2,016,204	$1,855,723

Audit fees included fees for the audit of our consolidated financial statements, and quarterly interim reviews and foreign statutory audits. Tax fees included tax advice, planning, compliance and transaction consulting and foreign tax filings. All other fees included foreign statutory compilation services as well as other permitted advisory services.

The Audit Committee charter requires that the Audit Committee pre-approve all services provided by our independent registered public accounting firm. In selecting PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, the Audit Committee reviewed all 2017 services provided by PricewaterhouseCoopers LLP to make sure they were compatible with maintaining the independence of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named on the proxy cards intend to vote the shares that stockholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an annual meeting, a stockholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Bylaws specify (see “Stockholder Proposals”). No stockholder has given written notice to our Secretary of a desire to bring business before the Annual Meeting in compliance with the terms and time periods that our Bylaws specify.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the independent directors meet in executive session without the Company’s executive officers being present. The Board does not have a policy that requires the separation of the roles of Chairman and Chief Executive Officer, and believes the Company should adopt the practice that best serves its needs at any particular time. However, if the Board elects a Chairman who is also the Company’s Chief Executive Officer or if the Chairman is not considered independent pursuant to NASDAQ rules, the independent directors will elect a Lead Director from among the independent directors. Any Lead Director would be subject to annual election by the independent directors for so long as the roles of Chairman and Chief Executive Officer are combined or the Chairman is not considered independent pursuant to NASDAQ rules. The corporate governance guidelines are available on our website at www.jasoninc.com. We are not including the information available through our website as a part of this Proxy Statement.

Independent Directors

Messrs. Heffernan, Hotard, Hyman, Quain and Sullivan and Dr. Rutledge qualify as independent directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Committees

The Board’s standing committees currently consist of an Audit Committee, Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee met 10 times during 2017.

The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.jasoninc.com. The Audit Committee charter provides that the Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements and our financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of our internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	our compliance with legal and regulatory requirements.

The Audit Committee charter also provides that the Audit Committee shall prepare any reports that SEC rules require to be included by it in our annual proxy statement and other filings.

The Audit Committee consists of Messrs. Hotard and Sullivan and Dr. Rutledge, with Mr. Sullivan serving as the Chair. The Board has determined that Messrs. Hotard and Sullivan and Dr. Rutledge qualify as independent according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Sullivan qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee met 6 times during 2017.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.jasoninc.com. The Compensation Committee charter provides that the Compensation Committee’s primary purpose and responsibilities are:

•
to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board for approval individuals qualified to become Chief Executive Officer of the Company;

•
to recommend to the Board for approval total compensation for the members of the Board and to approve total compensation for senior executive officers, including oversight of all senior executive benefit plans;

•	to oversee our general incentive-compensation plans and equity-based plans; and

•	to produce a compensation committee report on executive compensation, as required by the SEC.

The Compensation Committee consists of Messrs. Heffernan, Hyman and Quain, with Mr. Heffernan serving as the Chair. The Board has determined that Messrs. Heffernan, Hyman and Quain qualify as independent according to the rules of NASDAQ with respect to Compensation Committee membership.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met 5 times during 2017.

The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.jasoninc.com. The Corporate Governance and Nominating Committee charter provides that the Corporate Governance and Nominating Committee’s primary purpose and responsibilities are:

•
to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee our compliance with ethics policies and consider matters of corporate governance.

The Corporate Governance and Nominating Committee typically selects director candidates based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

•
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time. In considering the diversity of a candidate, the Corporate Governance and Nominating Committee will consider a variety of factors including but not limited to age, gender and ethnicity. The qualifications reviewed and the standards imposed by the Corporate Governance and Nominating Committee regarding potential director nominees are the same for all director nominees, regardless of whether a director nominee is recommended by a stockholder.

The Corporate Governance and Nominating Committee will consider candidates that stockholders recommend. Stockholders may recommend candidates for the committee to consider by writing to the Corporate Governance and Nominating Committee in care of our Secretary, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202. The stockholder recommendation must include: the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected, a statement by the stockholder outlining the reasons why such candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Submitting a stockholder recommendation to the Corporate Governance and Nominating Committee does not ensure that stockholders will have an opportunity to vote on the stockholder’s candidate because the committee may determine not to recommend the candidate to the full Board or the full Board may determine not to recommend the candidate to stockholders.

The Corporate Governance and Nominating Committee consists of Messrs. Hotard, Hyman and Quain with Mr. Hotard serving as the Chair.

Compensation Committee Interlocks and Insider Participation

During 2017, no officer or employee served as a member of the Company’s Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board Meetings, Attendance and Annual Meeting Attendance

The Board of Directors held 13 meetings in 2017. All directors attended at least 75% of the meetings of the Board and the committees on which they served during the periods in which they served during 2017.

All directors, except for Dr. Rutledge, attended the 2017 annual meeting of stockholders. Unless a director has a conflict in his schedule, we expect all directors to attend the Annual Meeting.

Leadership Structure

Brian K. Kobylinski is our President and Chief Executive Officer, serving in that role since December 2016. Mr. Quinn is our Chairman of the Board, serving in that role since our inception in May 2013.

We currently separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership. Our Chairman provides guidance to our Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the Board. The Board does not have a policy that requires the separation of the roles of Chairman and Chief Executive Officer, and believes the Company should adopt the practice that best serves its needs at any particular time. However, if the Board elects a Chairman who is also the Company's Chief Executive Officer or if the Chairman is not considered independent pursuant to NASDAQ rules, the independent directors will elect a Lead Director from among the independent directors. Any Lead Director would be subject to annual election by the independent directors for so long as the roles of Chairman and Chief Executive Officer are combined or the Chairman is not considered independent pursuant to NASDAQ rules.

Mr. Quinn is not considered independent pursuant to NASDAQ rules, so the Board elected Mr. Quain to serve as Lead Independent Director. Mr. Quain is one of our independent directors and has served as a director of the Company since September 2015. As Lead Independent Director, Mr. Quain had the responsibility to: (1) preside at all meetings of the Board at which the Chairman is not present, if the CEO is not on the Board, including executive sessions of the independent directors; (2) serve as liaison between the Chairman and the independent directors; and (3) perform such other duties as the Board or Chairman may from time to time delegate.

Our Corporate Governance Guidelines provide the flexibility for the Board to modify this leadership structure as and when appropriate to best serve the Company’s needs at any particular time.

The Board’s Role in the Oversight of Risk

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit Committee charter provides that the Audit Committee shall review and discuss policies and guidelines with respect to risk assessment and risk management, including the risk of fraud. The Audit Committee also discusses our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee ensures that our compensation programs and policies are designed to mitigate compensation risk, as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Code of Ethics

We have adopted a General Code of Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. Our General Code of Ethics is available on our website at www.jasoninc.com. If we amend or grant a waiver of one or more of the provisions of our General Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our General Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. We are not including the information available through our website as a part of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 31, 2013, the Company issued 6,208,333 founder shares to Quinpario Partners I, LLC (“QPI”), our sponsor prior to the June 30, 2014 transaction between the Company (formerly known as Quinpario Acquisition Corp.) and Jason Partners Holdings Inc. (“Holdings”), the indirect owner of Jason Incorporated (the “Business Combination”), for an aggregate purchase price of $25,000, 75,000 of which were forfeited at the closing of our Business Combination since no extension units were required to be purchased. The founder shares are identical to the shares of common stock included in the units sold in our initial public offering (the “IPO”), except that the founder shares are subject to certain transfer restrictions, as described in more detail below. On September 22, 2014, QPI distributed all of its founder shares, IPO placement shares and IPO placement warrants to its members pursuant to an in-kind distribution for no consideration.

The initial stockholders agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination or earlier, in any case, if, following the Business Combination, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our Board of Directors or management team in which the Company is the surviving entity.

QPI, our initial stockholders and their permitted transferees that hold our founder shares, IPO placement shares and IPO placement warrants, and any shares of common stock issuable upon the exercise of the IPO placement warrants, are and will be entitled to registration rights pursuant to a registration rights agreement signed in connection with our IPO, and as amended to date. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination.

In connection with the closing of the Business Combination, we entered into an investor rights agreement (the “Investor Rights Agreement”) with JPHI Holdings Inc. (“JPHI”), then a majority owned subsidiary of the Company, and the former owners and management of Holdings (collectively the “Rollover Participants”). The Investor Rights Agreement provided that each Rollover Participant had the option to exchange, after the consummation of the Business Combination, all or a portion of such Rollover Participant’s shares in JPHI into the same number of shares of our common stock, as adjusted for any stock splits, stock dividends and similar transactions. The Investor Rights Agreement also contains customary registration rights of our common stock. As of February 23, 2017, all Rollover Participants had exchanged their shares in JPHI into shares of our common stock, making JPHI a wholly owned subsidiary of the Company.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of transactions with related persons (as defined in paragraph (a) of Item 404 of Regulation S-K). Our policy requires that (A) any director, nominee for election as a director or officer who intends to enter into a “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) shall disclose that intention and all material facts with respect to such transaction to the Audit Committee, and (B) any other employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our Board of Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known as of March 29, 2018 regarding the beneficial ownership of our common stock by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our common stock is based on 27,374,458 shares of common stock issued and outstanding as of March 29, 2018, unless otherwise indicated. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount of Shares of Common Stock	Percent of Class %
Name and Address of Beneficial Owners(1)
5% or Greater Stockholders
Wynnefield Partners/Wynnefield Capital(2)	4,680,816	17.1%
AQR Capital Management, LLC(3)	1,933,070	6.6%
Corre Partners Advisors, LLC(4)	1,789,387	6.5%
Scopus Asset Management, L.P.(5)	1,698,645	5.9%
FrontFour Capital Group LLC(6)	1,442,757	5.1%
Directors and Executive Officers
Jeffry N. Quinn(7)	4,570,782	16.4%
Brian K. Kobylinski(8)	149,588	*
Chad M. Paris(9)	5,000	*
Srivas Prasad(10)	66,794	*
John J. Hengel(11)	46,337	*
Keith A. Walz(12)	44,222	*
James P. Heffernan	53,800	*
Edgar G. Hotard(13)	173,141	*
James E. Hyman	33,000	*
Mitchell I. Quain(14)	65,900	*
Dr. John Rutledge(15)	139,670	*
James M. Sullivan(16)	15,000	*
Sarah C. Lauber+	80,288	*
Thomas L. Doerr, Jr.+	—	*
All current directors and executive officers as a group (12 persons)	5,363,234	19.2%
*Represents less than 1%.
+Former executive officer.

1	Unless otherwise noted, the business address of each of the persons and entities listed above is 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202.

2
We derived the information from a Schedule 13G/A that Wynnefield Partners/Wynnefield Capital, filed with the Company and the SEC on February 14, 2018 and a Form 4 filed with the Company and the SEC on March 8, 2018. As of March 8, 2018, Wynnefield Partners Small Cap Value, L.P. was deemed to be the beneficial owner of 1,420,268 shares, with sole voting and dispositive power over these shares; Wynnefield Partners Small Cap Value, L.P. I was deemed to be the beneficial owner of 2,301,894 shares, with sole voting and dispositive power over these shares; Wynnefield Small Cap Value Offshore Fund, Ltd. was deemed to be the beneficial owners of

858,654 shares, with sole voting and dispositive power over these shares; Wynnefield Capital, Inc. Profit Sharing Plan was deemed to be the beneficial owner of 100,000 shares, with sole voting and dispositive power over these shares; Wynnefield Capital Management, LLC was deemed to be the beneficial owner of 3,722,162 shares, with sole voting and dispositive power over these shares; Wynnefield Capital, Inc. was deemed to be the beneficial owner of 858,654 shares, with sole voting and dispositive power over these shares; Mr. Nelson Obus was deemed to be the beneficial owner of 4,680,816 shares, with sole voting and dispositive power over these shares; and Mr. Joshua Landes was deemed to be the beneficial owner of 4,680,816 shares, with sole voting and dispositive power over these shares. Messrs. Obus and Landes disclaim beneficial ownership of these shares. Each of the reporting persons named above have a business address of 450 Seventh Avenue, Suite 509, New York, New York 10123.

3
We derived the information from a Schedule 13G/A that AQR Capital Management, LLC (“AQR Capital”), an investment adviser, filed with the Company and the SEC on February 14, 2017. AQR Capital is a wholly owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”) and controls CNH Partners, LLC (“CNH”). As of December 31, 2017, each of AQR Capital, AQR Holdings and CNH were deemed to be the beneficial owners of 1,933,070 shares underlying warrants and had shared voting and dispositive power over these shares underlying warrants. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 1,933,070 shares underlying warrants. Each of the reporting persons named above have a business address of Two Greenwich Plaza, Greenwich, CT 06830.

4
We derived the information from a Schedule 13G that Corre Partners Advisors, LLC (“Corre”) filed with the Company and the SEC on February 8, 2018. Corre is the General Partner of Corre Opportunities Qualified Master Fund, LP, Corre Opportunities II Master Fund, LP and Corre Opportunities Fund, LP (the “Funds”). As of December 31, 2017, each of the Funds has the authority to dispose of and vote the shares of common stock directly owned by it, which power may be exercised by the General Partner of the Funds and by Corre Partners Management, LLC (the “Investment Adviser”). John Barrett and Eric Soderlund are each Managing Members of the General Partner and the Investment Adviser, and as such each has shared authority to dispose of and vote the shared of common stock. Each of the reporting persons named above have a business address of 12 East 49th Street, Suite 4003, New York, New York 10017.

5
We derived the information from a Schedule 13G/A that Scopus Asset Management, L.P. (“SAMLP”) filed with the Company and the SEC on February 13, 2018. Scopus Advisors, LLC (“SALLC”) is the general partner of each of Scopus Partners, L.P. (“SPLP”), Scopus Partners II, L.P. (“SPIILP”) and Scopus Vista Partners, L.P. (“SVPLP”). SAMLP is the investment advisor to each of SPLP, SPIILP, SVPLP, Scopus Fund Ltd. (“SFL”) and Scopus Vista Fund Ltd. (“SVFL”). Scopus Capital, Inc. (“SCI”) is the general partner of SAMLP. Mr. Alex Mitchell holds 100% of the ownership interest in each of SALLC and SCI. As of December 31, 2017, each of Mr. Mitchell, SCI and SAMLP were deemed to be the beneficial owners of 200,000 shares of common stock and 1,498,645 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SALLC was deemed to be the beneficial owner of 129,827 shares of common stock and 947,462 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting power and dispositive power over these shares; SPLP was deemed to be the beneficial owner of 13,448 shares of common stock and 139,271 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SPIILP was deemed to be the beneficial owner of 49,931 shares of common stock and 646,733 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SVPLP was deemed to be the beneficial owner of 66,448 shares of common stock and 161,458 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SFL was deemed to be the beneficial owner of 58,387 shares of common stock and 508,822 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; and SVFL was deemed to be the beneficial owner of 11,786 shares of common stock and 42,361 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 1,498,645 shares underlying warrants. Each of the reporting persons named above have a business address of 717 Fifth Avenue, 21st Floor, New York, New York 10022.

6
We derived the information from a Schedule 13G/A that FrontFour Capital Group LLC (“FrontFour Capital”) filed with the Company and the SEC on February 12, 2018. FrontFour Capital is the investment manager to FrontFour Master Fund, Ltd (“Master Fund”) and FrontFour Capital Corp. (“FrontFour Corp”) is the investment manager to FrontFour Opportunity Fund (“Canadian Fund”). Messrs. Stephen Loukas, David Lorber and Zachery

George are the managing members and principal owners of FrontFour Capital and the principal owners of FrontFour Corp. As of December 31, 2017, FrontFour Capital was deemed to be the beneficial owner of 378,733 shares of common stock and 1,054,284 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares; Master Fund was deemed to be the beneficial owner of 290,616 shares of common stock and 1,054,284 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares; each of FrontFour Corp and Canadian Fund were deemed to be the beneficial owners of 9,740 shares of common stock and had shared voting and dispositive power over these shares; and each of Messrs. Loukas, Lorber and George were deemed to be the beneficial owners of 388,473 shares of common stock and 1,054,284 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 1,054,284 shares underlying preferred stock. The business address of FrontFour Capital, FrontFour Corp, Canadian Fund and Messrs. Loukas, Lorber and George is 35 Mason Street, 4th Floor, Greenwich, CT 06830. The business address of Master Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

7
We derived the information from a Form 4/A that Jeffry N. Quinn filed with the Company and the SEC on February 10, 2017. Includes 97,560 shares of common stock held by Jeffry N. Quinn through the Jeffry Quinn IRA; 26,207 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn; 26,206 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn; 3,800,985 shares of common stock and 522,551 shares of common stock underlying warrants that are exercisable within 60 days held by The Quinn Group LLC; and 60,373 shares of common stock and 26,900 shares of common stock underlying warrants that are exercisable within 60 days held by Mr. Quinn’s spouse. Jeffry N. Quinn maintains control over the securities held by the Jeffry N. Quinn Revocable Trust dated July 28, 2000, as amended, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn and The Quinn Group LLC. Consequently, Mr. Quinn may be deemed the beneficial owner of such securities. Mr. Quinn and the other reporting persons disclaim beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 559,451 shares underlying warrants. Each of the reporting persons named above have a business address of 12935 North Forty Drive, Suite 201, St. Louis, Missouri 63141. The reported amount includes 1,130,898 shares pledged by The Quinn Group LLC as security for a credit line account.

8
We derived the information from a Form 4 that Brian K. Kobylinski filed with the Company and the SEC on March 27, 2018. Includes 19,794 shares of common stock from restricted stock units that will vest within 60 days.

9	We derived the information from a Form 4 that Chad M. Paris filed with the Company and the SEC on March 27, 2018.

10
We derived the information from a Form 4 that Srivas Prasad filed with the Company and the SEC on March 27, 2018. Includes 5,700 shares of common stock held by Srivas Prasad through the Srivas Prasad IRA.

11
We derived the information from a Form 4 that John J. Hengel filed with the Company and the SEC on March 27, 2018. Includes 5,700 shares of common stock held by John J. Hengel through the John J. Hengel IRA.

12
We derived the information from a Form 4 that Keith A. Walz filed with the Company and the SEC on March 27, 2018. Includes 39,222 shares of common stock held by Keith A. Walz through the Keith A. Walz IRA.

13
We derived the information from a Form 4 that Edgar G. Hotard filed with the Company and the SEC on July 12, 2016. Includes 65,800 shares owned by Hotard Management Trust Revocable Trust and 84,341 shares owned by Hotard Family Interests, Ltd., including 23,000 shares of common stock underlying warrants. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 23,000 shares underlying warrants. Hotard Family Interests, Ltd. has an address of P.O. Box 632266, Littleton, CO 80163. Mr. Hotard does not have voting or dispositive control over the securities owned by Hotard Family Interests, Ltd. and disclaims beneficial ownership except to the extent of his pecuniary interest

14
We derived the information from a Form 4 that Mitchell I. Quain filed with the Company and the SEC on July 12, 2016. Includes 13,000 shares of common stock held by Mr. Quain through the Mitchell Quain IRA and 52,900 shares of common stock held by a profit sharing account.

15
We derived the information from a Form 4 that Dr. John Rutledge filed with the Company and the SEC on September 6, 2016. Includes 39,200 shares of common stock held by Dr. Rutledge through the John Rutledge IRA and 10,000 shares of common stock underlying warrants. Percentage based on shares of common stock outstanding as of March 29, 2018 plus 10,000 shares underlying warrants.

16	We derived the information from a Form 4 that James M. Sullivan filed with the Company and the SEC on May 10, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all reports required to be filed during fiscal year 2017 with the SEC under Section 16(a) of the Securities Exchange Act of 1934 were timely made.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that were paid to, awarded to, or earned by, our “named executive officers,” and to explain our compensation approach, philosophy and objectives. For fiscal year 2017, our named executive officers were:

•	Brian K. Kobylinski, President and Chief Executive Officer;

•
Chad M. Paris, Senior Vice President and Chief Financial Officer since February 2018, Vice President and Chief Financial Officer from August 2017 until February 2018 and Vice President - Investor Relations, Finance - Finishing Americas from January 2017 until August 2017;

•	Sarah C. Lauber, former Senior Vice President and Chief Financial Officer (until August 2017);

•	Srivas Prasad, Senior Vice President and General Manager - Acoustics;

•	John J. Hengel, Vice President - Finance, Treasurer and Assistant Secretary;

•
Keith A. Walz, Senior Vice President and General Manager - Finishing since February 2018, Vice President and General Manager - Finishing from July 2017 until February 2018 and Vice President and General Manager - Finishing Americas from January 2017 until July 2017; and

•	Thomas L. Doerr, Jr., former Vice President, General Counsel and Secretary (until November 2017).

Executive Summary

Jason Industries is a global industrial manufacturing company with significant market share positions in each of its four businesses: finishing, components, seating and acoustics. Jason Incorporated was founded in 1985 and today provides critical components and manufacturing solutions to customers across a wide range of end markets, industries and geographies through a global network of 31 manufacturing facilities and 15 sales offices, warehouses and joint venture facilities throughout the United States and 13 foreign countries. The Company has embedded relationships with long standing customers and specialized capabilities to design and manufacture specialized products on which our customers rely.

The Company focuses on markets with sustainable growth characteristics and where it is, or has the opportunity to become, the industry leader. The Company’s finishing segment focuses on the production of industrial brushes, buffing wheels, buffing compounds, and abrasives that are used in a broad range of industrial and infrastructure applications. The components segment is a diversified manufacturer of expanded and perforated metal components and subassemblies for smart utility meters. The seating segment supplies seating solutions to equipment manufacturers in the motorcycle, lawn and turf care, industrial, agricultural, construction and power sports end markets. The acoustics segment manufactures engineered non-woven, fiber-based acoustical products, primarily for the automotive industry.

We believe that we have structured our executive compensation programs to support our global Company strategy, to facilitate the achievement of our business objectives, to support our desired corporate culture and to deliver stockholder value. The following table provides a summary of our compensation program for 2017:

Compensation Program/Element	General Description	Strategic Objective of Compensation Program/Element
Base salary	Base salaries are intended to reflect relevant factors such as each individual’s responsibilities, experience, market competitiveness and prior performance.	Provides steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.
Annual incentive program	Provides an opportunity to earn annual cash awards based on the achievement of performance objectives.	Provides incentive compensation that rewards the achievement of corporate performance objectives.
Long term incentive plan in the form of restricted stock unit awards and long term cash awards.
Our long-term incentive program in 2017 consisted of restricted stock units and long term cash awards, 50% of which are time-vesting, and 50% of which are performance-vesting. The performance-vesting restricted stock units and cash awards vest based on our level of earnings before interest, taxes, and amortization (“EBITDA”) compared to established performance targets over a three-year performance period.
Provides long-term incentives in order to: (1) align leadership and stockholders; (2) align leadership and company goals; and (3) attract and retain company talent.
Other benefits
We provide the following additional benefits to our executive officers, which are generally available to all employees: health insurance, vacation, personal holidays and sick days, life insurance and supplemental life insurance, short-term and long-term disability, and a 401(k) plan with matching contributions. We also provide limited perquisites to certain named executive officers, as described below under the heading “Elements of Compensation-Other Executive Benefits and Perquisites.”
Provides a competitive level of health, welfare and retirement benefits.

Compensation Philosophy and Objectives

Our compensation philosophy is guided by a number of fundamental tenets. First, we are committed to providing competitive and equitable compensation opportunities and employee benefits to our entire employee population including our executives, managers, professionals and all other employees. This commitment applies in all countries and regions of the world in which we operate. Second, we subscribe to the principles inherent in pay for performance. We link the interests of our executives to those of our stockholders by using long-term equity incentives as elements of the total compensation packages for our executives. We reward individuals for sustained performance achievement and contributions to business success over the long term. Third, we expect our employees to adhere to the highest standards of integrity and to embrace our values, and we reward individuals who exemplify such values through our pay programs.

Our executive compensation program is designed to:

•	attract, motivate and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and the Company; and

•	compensate executives in a manner that motivates them to manage the business to meet long-range objectives.

Compensation Committee Procedures

The Compensation Committee is tasked with setting the compensation of our executive officers and overseeing and administering our executive compensation programs and initiatives. The Compensation Committee analyzes the performance of our executives and other competitive factors to determine the base salary, cash performance awards and grants of long-term equity incentive awards for our executives with input from our outside executive compensation advisor. The Compensation Committee meets in the first quarter of each year to review and approve the appropriate compensation levels for our executive officers. The Compensation Committee meets periodically after the first meeting of the year and always meets outside of the presence of our Chief Executive Officer when discussing appropriate compensation for our Chief Executive Officer. The Chief Executive Officer may make recommendations to the Compensation Committee concerning the compensation of the other named executive officers, but does not have input on his own compensation.

Use of Advisors

The Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist in performing its responsibilities. For 2017, the Compensation Committee retained the services of Lyons, Benenson & Company Inc. (“LB&Co.”) as its outside executive compensation advisor. During 2017, LB&Co. did not perform any services for the Company beyond its engagement with the Compensation Committee.

Advisor Independence

Pursuant to the Compensation Committee’s Charter, if the Compensation Committee chooses to use a compensation consultant, the Compensation Committee must take into consideration specific independence factors identified in the listing standards established by NASDAQ. After review and consultation with LB&Co. and management, and consideration of the independence factors, the Compensation Committee determined that LB&Co. was independent and no conflict of interest resulted from the retention of LB&Co. during the year ended December 31, 2017.

Peer Group

As part of its commitment to providing competitive and equitable compensation opportunities and employee benefits, the Compensation Committee periodically considers comparative market data in designing and implementing our compensation programs. During 2015, the Compensation Committee worked with LB&Co. to develop a peer group for this purpose. During 2017, the Compensation Committee reviewed and updated the peer group with input from LB&Co. The peer group consisted of the following 18 companies in the industrial machinery, electrical components and equipment, electronic components, construction and farm machinery and heavy trucks, and auto parts and equipment industries with revenues (as of the end of the latest fiscal year) ranging from $524 million to $5,997 million and median revenue of $1,014 million compared to our $649 million of revenue:

Actuant Corporation	IDEX Corporation
Altra Industrial Motion Corp.	II-VI Incorporated
Barnes Group Inc.	Littelfuse, Inc.
Briggs & Stratton Corporation	Lydall, Inc.
Commercial Vehicle Group, Inc.	NN, Inc.
EnPro Industries, Inc.	Nordson Corporation
FreightCar America, Inc.	RBC Bearings Incorporated
Graco Inc.	Rogers Corporation
Harley-Davidson, Inc.	TriMas Corporation

The Compensation Committee set the total direct compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) for each of our executive officers in 2017 after considering the positioning of the executive officer relative to the peer group and targeting the median of the peer group to the extent permitted under their employment agreements. The Committee strives to maintain base salaries at levels close to median levels. The relative positioning of other elements of compensation may vary depending on company and individual performance and the resources available to the Company. Compensation may be higher than the median depending on performance relative to goals and objectives and individual qualifications.  The variation of actual pay relative to the market data will be dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.

Elements of Compensation

Our executive compensation program in fiscal year 2017 consisted of:

•	base salary;

•	annual cash incentive awards linked to our overall performance, individual performance and, where applicable, to the performance of the relevant business segments;

•	long-term incentive compensation, in the form of time-vesting restricted stock units, performance-based restricted stock units, and long-term cash incentives;

•	cash retention awards;

•	other executive benefits and limited perquisites; and

•	termination and change of control benefits, as set forth in employment agreements.

These elements, working in concert, formed compensation packages that we believe provided competitive pay, rewarded the achievement of financial, operational and strategic objectives and aligned the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilized the particular elements of compensation described above because we believed that such elements provided a well-proportioned mix of secure compensation, retention value and at-risk compensation, which can produce short-term and long-term performance incentives and rewards. By following this approach, we provided our executive officers a measure of security in the minimum expected level of compensation, while motivating them to focus on business metrics that can produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reduce the risk of recruitment of top executive talent by competitors. We believe the mix of metrics used for our annual performance bonus and long-term incentive program provided an appropriate balance between short-term financial performance and long-term financial and stock performance.

Base Salary

Base salaries provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines the amount of base salaries, taking into account any recommendations of our Chief Executive Officer with respect to base salaries of our other executives officers, and manages the base salary annual review. The Compensation Committee assesses relevant factors such as each individual’s responsibilities, experience, prior performance and the market rate for comparable positions in our peer group when making determinations about the appropriate base salary and any annual adjustments for our executive officers. While the Compensation Committee has discretion to determine the appropriate base salary for each named executive officer, certain employees have employment agreements that have a floor below which their respective base salaries may not be reduced.

For fiscal year 2017, the Compensation Committee approved routine merit-based increases for Ms. Lauber and Messrs. Prasad, Hengel, and Doerr in the amount of 2.4%, 2.04%, 1.43%, and 3.33%, respectively. In connection with his promotion to Chief Financial Officer in August 2017, the Compensation Committee approved a base salary increase for Mr. Paris from $202,294 to $320,000 per year. In October 2017, our Chief Executive Officer approved an increase in Mr. Walz’s base salary from $257,000 to $305,000 after Mr. Walz assumed global responsibility for our finishing segment (but before becoming an executive officer). Mr. Kobylinski did not receive a base salary increase for 2017 since he received a base salary increase in December 2016 in connection with his promotion to Chief Executive Officer.

The base salaries for our named executive officers in fiscal year 2017 ranged from approximately 80 percent of the peer group median to 93 percent of the peer group median. The base salaries paid to our named executive officers in fiscal year 2017 are set forth in the Summary Compensation Table below.

Annual Incentive Compensation

We provided annual cash incentive compensation to our named executive officers in fiscal year 2017 in the form of annual cash bonuses designed to reward the achievement of Company performance objectives. The Compensation Committee designed our Management Incentive Compensation Plan (the “Jason MIC”) for 2017 to motivate and reward key Company personnel who contributed materially to adjusted EBITDA growth and free cash flow generation.

For fiscal year 2017, the Compensation Committee established the target percentage amounts for the cash bonuses for each of our named executive officers based on market data and the target bonuses set forth in their individual employment agreements, if applicable. For fiscal year 2017, the target bonus levels of Messrs. Kobylinski, Prasad, Hengel and Doerr and Ms. Lauber were 100%, 60%, 40%, 50% and 60% of their fiscal year 2017 base salaries, respectively. Mr. Paris’ target bonus level was increased to 50% of base salary from 40% in August 2017 after he was promoted to Chief Financial Officer. Mr. Walz’s target bonus level was increased to 50% of base salary from 40% in January 2017 after Mr. Walz assumed global responsibility for our finishing segment. The target level of bonus compensation for our named executive officers in fiscal year 2016 ranged from 57% of the peer group median to 93% of the peer group median.

In 2017, the amount of an individual’s bonus was comprised of two elements: an adjusted EBITDA component, and a free cash flow component. The Compensation Committee increased the weighting of the cash flow measure from 30% to 50% to emphasize the importance of cash flow to our ability to service our debt and to the overall success of the Company. For Messrs. Kobylinski, Hengel, and Doerr and Ms. Lauber, the performance goals were measured 100% on the basis of company-wide performance for 2017. For Messrs. Walz and Prasad, the performance goals were measured 30% on company-wide performance and 70% on the performance of the business segments for which they had primary responsibility. For Mr. Paris, his performance goals were measured 25% on company-wide performance and 75% based on the Finishing Americas business for the portion of the year that he served as our Vice President - Investor Relations, Finance - Finishing Americas, and 100% on company-wide performance after he was promoted to Chief Financial Officer.

The 2017 adjusted EBITDA and free cash flow target levels were determined based on improvement factors to achieve growth and margin expansion from 2016 financial results. The target levels for adjusted EBITDA and free cash flow applicable to our named executive officers under the Jason MIC for fiscal year 2017 were as follows:

Business	Adjusted EBITDA Target	FCF Target
Seating	$18.1 million	$15.8 million
Acoustics	$25.5 million	$21.3 million
Finishing - Global	$28.6 million	$22.9 million
Finishing - Americas	$13.6 million	$13 million
Components	$9.6 million	$8.5 million
Jason Industries	$64 million	$12.4 million

Adjusted EBITDA under the 2017 Jason MIC was defined as earnings before interest, taxes, depreciation and amortization, plus or minus specified adjustments. Free cash flow under the 2017 Jason MIC was defined as cash flow from operations less capital expenditures.

Depending upon Company achievement, an executive officer could receive between 0-150% of his or her target bonus amount under the Jason MIC. With respect to the portion of the bonus based on adjusted EBITDA, for each 1% of achievement shortfall from target achievement, payout is reduced by 16%, with achievement at or below 96.9% of target resulting in zero payout for the EBITDA portion of the bonus. For each 1% of achievement above target, the EBITDA portion of the cash bonus payout is increased by 8%, up to a maximum bonus payout of 150% of target bonus. No portion of the bonus that was based on free cash flow was paid out for performance below target, and for each 1% of achievement above target, the free cash flow portion of the bonus payout increased by 1%. Adjusted EBITDA and free cash flow results for 2017 as a percentage of target were as follows.

Business	2017 EBITDA Achievement (% of Target)	2017 Free Cash Flow Achievement (% of Target)
Seating	92%	93%
Acoustics	101%	122%
Finishing- Global	101%	102%
Finishing - Americas	84%	101%
Components	105%	51%
Jason Industries	103%	115%

Based on these performance results, bonuses were earned by our named executive officers for 2017 as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Because Ms. Lauber and Mr. Doerr terminated employment during 2017, they forfeited their 2017 bonus payments.

To address concerns that our compensation package was below that of our peer group, the Compensation Committee decided that, for 2017, it would also grant an additional time-vesting annual cash award to certain key employees, including each of our named executive officers other than Mr. Kobylinski, equal to 50% of their target award value under the Jason MIC for 2017. This additional time-vesting cash award would be payable only if no amount was earned under the Jason MIC for 2017. However, because each of our named executive officers received payouts under our Jason MIC during 2017 due to positive company performance, no amount of these time-vesting bonus awards were paid to any of our named executive officers.

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of an executive compensation program and that providing a portion of executive officers’ total compensation package in equity-based compensation aligns the interests of our executives with the interests of our stockholders and with our corporate objectives. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and appropriately compensate executive talent.

During 2017, we provided long-term equity-based compensation to our named executive officers in the form of restricted stock units. For Mr. Kobylinski, 30% of the restricted stock units are time-vesting, and 70% are performance-vesting. For each of the other named executive officers, 50% of the restricted stock units are time-vesting, and 50% are performance-vesting. The number of units granted to each of our named executive officers in 2017 can be found in the Grants of Plan-Based Awards for 2017 table below.

Time-Vesting Awards

Each of the time-vesting restricted stock units that we granted to our named executive officers in 2017 vest 50% on the 18 month anniversary of the date of grant and 50% on the 36 month anniversary of the date of grant. All of these restricted stock units are subject to forfeiture upon termination of employment prior to vesting, subject in certain cases to early vesting or continued eligibility for vesting, upon specified events, including death, permanent disability, retirement or a change in control of our company.

Performance-Vesting Awards

Each of the performance-vesting restricted stock units that we granted to each of our named executives officers during 2017 vest based upon the achievement of an established cumulative EBITDA performance target over a three-year performance period from April 1, 2017 through March 31, 2020. Cumulative EBITDA refers to the aggregate of our quarterly consolidated earnings before interest, taxes, deprecation and amortization, plus or minus various adjustments, over the three year performance period. The Compensation Committee chose the EBITDA measure for the performance-vesting awards for two reasons: (i) EBITDA is easily understood by our executive officers, and thus serves as an effective performance motivator, and (ii) the metric is consistent with our focus on earnings and cash generation over the next three years. Distributions under these awards are payable at the end of the performance period in common stock. The total potential payouts for these awards range from no payout at an achievement level of less than 75% of the target, 50% of the units at an achievement level over 75% of the target, and 100% of the units at an achievement level at or above 100% of the target.

Long-Term Cash-Based Compensation

Upon reviewing our executive compensation program with LB&Co in 2017, we determined that our long-term equity compensation program was below market levels compared to our peer companies. However, because of our stock price during 2016 and 2017, we did not have an adequate number of shares remaining under our 2014 Omnibus Incentive Plan to make additional restricted stock unit grants to our named executive officers. Because we believe that a competitive long-term incentive program is essential to retaining talent, motivating executive performance, and aligning executive interests with the interests of stockholders, we decided to grant additional long term incentives in the form of cash to supplement the restricted stock unit awards to each of our named executive officers other than Mr. Kobylinski. Half of the long-term incentive cash awarded to each named executive officer are subject to time-based vesting requirements, and half are subject to performance-based vesting requirements. The target value of the long-term incentive cash that we granted to each of our named executive officers was intended to make their total long-term incentive compensation (restricted stock units plus cash) be between 25%-50% of the market:

Name	Time-Vesting LTI Cash	Performance-Vesting LTI Cash
Chad M. Paris	$12,500	$12,500
Sarah Lauber	$25,000	$25,000
Srivas K. Prasad	$25,000	$25,000
John J. Hengel	$12,500	$12,500
Keith A. Walz	$25,000	$25,000
Thomas L. Doerr, Jr.	$25,000	$25,000

The time-vesting portion of the long term incentive cash award will vest 50% on each of the 18 month and 36 month anniversaries of the grant date. The performance-vesting portion of the long term incentive cash award will vest based on the achievement of the same 3-year cumulative EBITDA performance goal applicable to the performance-vesting restricted stock units described above. Actual payout of the performance-vesting portion of the long term incentive cash award may range between 0-100% of the target noted in the table, depending on performance.

Retention Bonuses

During 2017, we granted retention bonuses to certain key employees, including each of our named executive officers other than Mr. Kobylinski, to address retention concerns as a result of our our long-term incentive compensation plan being below market and to encourage key talent to remain with the Company. These bonuses are in the amount of 50% of the employee’s base salary and are payable after 12 months from the date of grant contingent on the employee remaining continuously employed with us through the payment date, except that we would also pay the retention bonus to any employee that we terminated without cause prior to the vesting date.

Other Executive Benefits and Perquisites

In addition to base salary, bonus and the equity opportunities described above, we provide the following benefits to our executive officers on the same basis as other eligible Company employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability and accidental death and dismemberment insurance; and

•	a 401(k) plan with matching contributions.

In addition, in 2017, we provided long-term care insurance to certain of our named executive officers. We believe that these benefits are generally consistent with those offered by other companies and specifically with those companies with which we competed for employees.

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that apply to our Chief Executive Officer, Chief Financial Officer, the presidents of our business units and other officers and senior leaders who report directly to our Chief Executive Officer. Restricted stock and vested and unvested restricted stock units are counted toward satisfaction of the guidelines. The officers and senior leaders who must comply have until five years from the date the Stock Ownership Guidelines became applicable to them (June 30, 2014 or the date of hire or appointment) to accumulate the appropriate number of shares to satisfy the guidelines. As of the record date for the Annual Meeting, each of the individuals subject to the Stock Ownership Guidelines either satisfied the guidelines or still fell within the five-year period available to meet the guidelines.

Position	Required Minimum Ownership
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Business Unit President	3 times base salary
Other Officers and Other Senior Leaders who are direct reports of the Chief Executive Officer	1 times base salary

Clawback Policy

Our Compensation Committee has adopted a clawback policy. Under the policy, each executive is required to sign an agreement that requires the executive to forfeit any unvested equity awards and to repay the proceeds from some or all of his or her compensation issued under any of our incentive compensation plans should the executive be found to have engaged in actions that are non-compliant with the General Code of Ethics or other applicable policy. A clawback review may be initiated as a result of any non-compliance and, in the event that we, through our Board of Directors or a committee thereof, determine that an executive has engaged in any of the prohibited acts covered by the policy, or any other act that would give rise to a termination for cause but not result in a financial restatement by us, we also maintain the right to seek reimbursement of any incentive compensation paid to such executive during the period of time in which he or she was engaged in such acts. For executives who are found to have engaged in any noncompliant acts and who remain in our employment, we reserve the right to reduce current year incentive compensation to redress any prior imbalance that was subsequently determined to have existed. We also maintain the right to seek reimbursement of any incentive compensation should it be determined that such incentive compensation was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy. Once final regulations are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street

Reform and Consumer Protection Act, the Compensation Committee intends to revise the clawback policy as necessary to comply with the regulations.

Under the terms of the Company’s 2014 Omnibus Incentive Plan, a participant’s rights with respect to an award under the plan are subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Employment Agreements

We have entered into employment contracts with certain of our named executive officers. A summary of these employment agreements are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally limits a public company’s federal income tax deduction to no more than $1 million of compensation paid to certain executive officers in a taxable year. For 2017 and prior years, however, compensation above $1 million could be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. As such, in 2017 and prior years, the Compensation Committee structured payments under certain of our incentive plans to meet the criteria for “performance-based compensation” to reduce the impact of the $1 million deduction limit, although the Compensation Committee retained full discretion to award compensation above $1 million even if not fully deductible.

As a result of changes made to Section 162(m) of the Internal Revenue Code by the Tax Cuts and Jobs Act, starting in 2018, only performance-based compensation that is paid pursuant to a binding contract in effect on November 2, 2017 will be exempt from the $1 million deduction limit. Accordingly, any compensation that we pay in the future pursuant to new compensation arrangements enter into after November 2, 2017, even if performance-based, will count towards the $1 million deduction limit. Because our Compensation Committee’s goal is to design compensation programs that attract, reward and retain successful executives, and because of the changes made to Section 162(m) of the Internal Revenue Code by the Tax Cuts and Jobs Act, a portion of the compensation that we pay to our executive officers in the future may not be fully deductible.

Compensation Risk Assessment

The Company has determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company believes our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to our stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, stock ownership guidelines and multi-year vesting schedules for equity awards have encouraged and will encourage our executives to maintain both a short- and a long-term view with respect to performance. Further mitigating risk, the Company has adopted a clawback policy applicable to executive incentive compensation and the terms of the Company’s 2014 Omnibus Incentive Plan subject a participant’s rights with respect to an award under the plan are subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Summary Compensation Table for Fiscal Years 2017, 2016 and 2015

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian K. Kobylinski	2017	700,000	—	1,132,081	826,000	9,892	2,667,973
President and Chief Executive Officer	2016	425,577	—	1,388,866	—	9,958	1,824,401
Chad M. Paris	2017	239,601	—	177,100	115,584	8,980	541,265
Senior Vice President and Chief Financial Officer
Sarah C. Lauber	2017	256,698	—	190,500	—	17,317	464,515
Former Senior Vice President and Chief Financial Officer	2016	373,002	150,000	90,825	—	9,958	623,785
	2015	252,692	—	905,321	68,985	28,590	1,255,588
Srivas Prasad	2017	298,385	—	127,000	208,750	14,242	648,377
Senior Vice President and General Manager - Acoustics	2016	292,385	—	90,825	—	15,545	398,755
	2015	290,769	—	—	43,680	29,815	364,264
John J. Hengel	2017	297,865	—	88,900	140,592	20,821	548,178
Vice President - Finance, Treasurer and Assistant Secretary	2016	292,474	—	38,925	—	21,630	353,029
	2015	297,208	—	—	48,082	35,935	381,225
Keith A. Walz	2017	266,192	—	127,000	119,693	9,160	522,045
Senior Vice President and General Manager - Finishing
Thomas L. Doerr, Jr.	2017	270,769	—	190,500	—	21,480	482,749
Former Vice President General Counsel and Secretary

(1)	During fiscal year 2017, the following organizational changes occurred:

•
Mr. Paris was promoted to our Vice President and Chief Financial Officer on August 25, 2017, replacing Ms. Lauber who resigned from her position as Senior Vice President and Chief Financial Officer on the same date. Mr. Paris was subsequently promoted to Senior Vice President in February 2018.

•	Mr. Doerr resigned from his position as Vice President, General Counsel and Secretary effective November 10, 2017.

(2)
The amounts listed in this column reflect the grant date fair value of the restricted stock unit awards computed in accordance with ASC 718. For time-vesting restricted stock units, the amount was determined by multiplying the closing price of the Company’s common stock on the grant date by the number of restricted stock units granted. For performance-vesting restricted stock units granted in 2017, the amount was determined by multiplying the grant date fair value of the restricted stock unit by the total maximum number of restricted stock units granted. The assumptions used to determine the valuation of the awards are discussed in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(3)	The amounts listed in this column for 2017 reflect each named executive officer’s Jason MIC bonus earned with respect to fiscal year 2017 (if any) which was paid in 2018.

(4)	This column includes the following amounts for 2017:

Name	Accrued Vacation Payout ($)(a)	401(k) Match ($)(b)	Life Insurance ($)(c)	Long-Term Care Insurance ($)(c)	Accidental Death & Dismemberment Insurance ($)(c)	Other ($)(d)	Total All Other Compensation ($)
Brian K. Kobylinski	—	8,100	1,598	—	194	—	9,892
Chad M. Paris	—	7,188	1,598	—	194	—	8,980
Sarah C. Lauber	8,885	6,640	1,598	—	194	—	17,317
Srivas Prasad	—	6,824	1,598	5,626	194	—	14,242
John J. Hengel	—	7,328	1,593	11,706	194	—	20,821
Keith A. Walz	—	7,293	1,598	—	194	75	9,160
Thomas L. Doerr, Jr.	11,923	7,765	1,598	—	194	—	21,480

(a)	Represents amounts paid to Ms. Lauber and Mr. Doerr following their separation from service.

(b)	Reflects the contributions to the Company’s 401(k) Plan made by the Company on behalf of each named executive officer.

(c)	Represents premiums paid by the Company for applicable insurance policies.

(d)	Represents the amount of a gift card awarded to Mr. Walz.

The material terms of the Company’s employment agreements with the named executive officers are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Grants of Plan-Based Awards for 2017

The following table sets forth cash incentive awards under the Jason MIC, long-term performance cash awards, and awards made by us during 2017 to the named executive officers under the 2014 Omnibus Incentive Plan. The threshold, target and maximum incentive award amounts shown in the table represent the amounts to be paid if Jason’s performance had met the respective levels of the applicable performance measures. The Jason MIC is more fully described under the “Elements of Compensation—Annual Incentive Compensation” section above, and the long term performance cash and restricted stock unit awards granted during 2017 are more fully described under the “Elements of Compensation—Long-Term Cash-Based Compensation” and the “Elements of Compensation—Long-Term Equity-Based Compensation” sections, respectively.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)		Target (#)	Maximum (#)
Brian K. Kobylinski	Jason MIC	—	350,000	700,000		1,050,000	—		—	—	—	—
	Time RSUs	7/5/2017	—	—		—	—		—	—	287,145	370,074
	Performance RSUs	7/5/2017	—	—		—	300,003		600,005	600,005	—	762,006
Chad M. Paris	Jason MIC	—	57,792	115,584		173,376	—		—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—	—	—	—		—	—	35,000	44,450
	Time-Vesting RSUs	8/25/2017	—	—		—	—		—	—	35,000	44,100
	Performance RSUs	7/5/2017	—	—		—	17,500		35,000	35,000	—	44,450
	Performance RSUs	8/25/2017	—	—		—	17,500		35,000	35,000	—	44,100
	Time-Vesting Cash	7/5/2017	12,500	12,500		12,500	—		—	—	—	—
	Performance Cash	7/5/2017	6,250	12,500		12,500	—		—	—	—	—
Sarah C. Lauber(5)	Jason MIC	—	115,500	231,000		346,500	—		—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—		—	—		—	—	75,000	95,250
	Performance RSUs	7/5/2017	—	—		—	37,500		75,000	75,000	—	95,250
	Time-Vesting Cash	7/5/2017	25,000	25,000		25,000	—		—	—	—	—
	Performance Cash	7/5/2017	12,500	25,000		25,000	—		—	—	—	—
Srivas Prasad	Jason MIC	—	89,515	179,030		268,545	—		—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—		—	—		—	—	50,000	63,500
	Performance RSUs	7/5/2017	—	—		—	25,000		50,000	50,000	—	63,500
	Time-Vesting Cash	7/5/2017	25,000	25,000		25,000	—		—	—	—	—
	Performance Cash	7/5/2017	12,500	25,000		25,000	—		—	—	—	—
John J. Hengel	Jason MIC	—	59,573	119,146		178,719	—		—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—		—	—		—	—	35,000	44,450
	Performance RSUs	7/5/2017	—	—		—	17,500	17,500	35,000	35,000	—	44,450

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	Time-Vesting Cash	7/5/2017	12,500	12,500	12,500	—	—	—	—	—
	Performance Cash	7/5/2017	6,250	12,500	12,500	—	—	—	—	—
Keith A. Walz	Jason MIC	—	66,567	133,134	199,700	—	—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—	—	—	—	—	50,000	63,500
	Performance RSUs	7/5/2017	—	—	—	25,000	50,000	50,000	—	63,500
	Time-Vesting Cash	7/5/2017	25,000	25,000	25,000	—	—	—	—	—
	Performance Cash	7/5/2017	12,500	25,000	25,000	—	—	—	—	—
Thomas L. Doerr, Jr.(5)	Jason MIC	—	77,500	155,000	232,500	—	—	—	—	—
	Time-Vesting RSUs	7/5/2017	—	—	—	—	—	—	75,000	95,250
	Performance RSUs	7/5/2017	—	—	—	37,500	75,000	75,000	—	95,250
	Time-Vesting Cash	7/5/2017	25,000	25,000	25,000	—	—	—	—	—
	Performance Cash	7/5/2017	12,500	25,000	25,000	—	—	—	—	—

(1)
The amounts in this column include the annual bonus grants pursuant to the Jason MIC for fiscal year 2017 and both the time-based vesting (the “Time-Vesting Cash”) and performance-vesting (the “Performance Cash”) portions of the long-term incentive cash awards described above in the compensation discussion and analysis under the heading “Long-Term Cash Compensation.” The amounts in this table show the threshold, target and maximum bonus amounts payable to the named executive officers assuming the Company satisfied the relevant performance measures with respect to fiscal year 2017. The actual amounts paid with respect to the Jason MIC for 2017 are shown in the Summary Compensation Table above in the non-equity incentive compensation column. The actual amount of the Performance Cash that is earned by each named executive officer will be determined at the end of the three year performance period in 2020.

(2)
Includes the performance-vesting restricted stock units granted during 2017 pursuant to the 2014 Omnibus Incentive Plan and the Performance Cash granted during 2017. The amounts in this table show the number of units that would vest for the named executive officer assuming the relevant performance measures were satisfied. The threshold and target amounts represent the amount of units that would vest at an achievement level at or above 75% of the target and at or above 100% of the target, respectively. No additional units or cash bonuses could be earned for performance above target, and as such, the maximum payout is the same as target payout.

(3)
Includes the time-vesting restricted stock units granted during 2017 pursuant to the 2014 Omnibus Incentive Plan. These restricted stock units vest in two equal installments with the first vesting date being January 5, 2019 and the second vesting date being July 5, 2020.

(4)	The assumptions used to determine the valuation of the awards are discussed in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(5)	Outstanding unvested grants were forfeited by such named executive officer upon their resignation during 2017.

Outstanding Equity Awards at December 31, 2017

The table below shows the number and value of stock awards outstanding for each named executive officer as of December 31, 2017. Because Ms. Lauber and Mr. Doerr resigned during 2017, they had no outstanding awards as of December 31, 2017. The Company has not granted stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian K. Kobylinski	406,732	(3)	963,955	138,557	(7)	328,380
				600,005	(8)	1,422,012
Chad M. Paris	75,000	(4)	177,750	17,500	(7)	41,475
				70,000	(8)	165,900
Srivas Prasad	50,000	(5)	118,500	17,500	(7)	41,475
				50,000	(8)	118,500
John J. Hengel	35,000	(5)	82,950	7,500	(7)	17,775
				35,000	(8)	82,950
Keith A. Walz	55,000	(6)	130,350	17,500	(7)	41,475
				50,000	(8)	118,500

(1)	Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(2)	Amount is based on the aggregate number of unvested units multiplied by the $2.37 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2017.

(3)
Amount includes 80,000 restricted stock units granted on April 27, 2016 and 30,000 granted on March 10, 2017, each of which vest on the third anniversary of the grant date, and 39,587 restricted stock units granted on April 27, 2016, which vest in three equal installments on each of the first three anniversaries of the grant date. Also includes 257,145 restricted stock units which vest in two equal installments on January 5, 2019 and July 5, 2020.

(4)
Amount includes 5,000 restricted stock units which vest in three equal annual installments of the grant date, which was February 4, 2016, and 70,000 restricted stock units which vest in two equal installments on January 5, 2019 and July 5, 2020.

(5)	Award vests in two equal installments on January 5, 2019 and July 5, 2020.

(6)
Amount includes 5,000 restricted stock units which vest in three equal annual installments of the grant date, which was February 4, 2016, and 50,000 restricted stock units that vest in two equal installments on January 5, 2019 and July 5, 2020.

(7)
The amounts include the ROIC-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest based upon the achievement of an established cumulative ROIC performance target over a three-year performance period from January 1, 2016 through December 31, 2018. The amount listed above is based on the amount of units that would vest at target multiplied by the $2.37 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2017. Based on our performance through our 2017 fiscal year end, we will be unable to achieve ROIC performance at or above 80% of target for the three year period, and as such, the ROIC-vesting restricted stock awards granted in 2016 have no realizable value.

(8)
The amounts include the adjusted EBITDA-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest based upon the achievement of an established cumulative adjusted EBITDA less CapEx performance target over a three-year performance period from April 1, 2017 through March 30, 2020. The amount listed above is based on the amount of units that would vest at target multiplied by the $2.37 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2017.

Option Exercises and Stock Vested in 2017

The table below shows the amount realized upon the vesting of restricted stock units. The Company has not granted stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brian K. Kobylinski	19,794	27,712
Chad M. Paris	2,500	4,275
Sarah C. Lauber	26,051	33,606
Srivas K. Prasad	17,367	22,403
John J. Hengel	5,789	7,468
Keith A. Walz	2,500	4,275
Thomas L. Doerr, Jr.	14,588	18,819

(1)	Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(2)
For Mr. Kobylinski, amount is based on the aggregate number of vested units multiplied by the $1.40 per share closing price of a share of the Company’s common stock on April 27, 2017. For Messrs. Prasad, Hengel and Doerr and Ms. Lauber, amount is based on the aggregate number of vested units multiplied by the $1.29 per share closing price of a share of the Company’s common stock on June 30, 2017. For Messrs. Paris and Walz, amount is based on the aggregate number of vested units multiplied by the $1.71 per share closing price of a share of the Company’s common stock on February 4, 2017.

Pension Benefits

Our named executive officers do not participate in any Company-sponsored qualified or nonqualified defined benefit plans. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not sponsor any nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

Mr. Kobylinski’s employment agreement, as amended, provides for Mr. Kobylinski to serve as President and Chief Executive Officer. In addition, Mr. Kobylinski’s employment agreement provides for an annual base salary of no less than $700,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 100% of base salary.

Mr. Paris’ employment agreement provides for Mr. Paris to serve as the Company’s Vice President and Chief Financial Officer. In addition, Mr. Paris’ employment agreement provides for an annual base salary of no less than $320,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 50% of base salary.

Mr. Prasad’s employment agreement, as amended, provides for Mr. Prasad to serve as the Senior Vice President and General Manager of the Company’s acoustics segment. In addition, Mr. Prasad’s amended employment agreement provides for an annual base salary of no less than $280,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 60% of base salary.

Mr. Hengel’s employment agreement provides for Mr. Hengel to serve as the Company’s Vice-President, Finance. In addition, Mr. Hengel’s employment agreement provides for an annual base salary of no less than $286,200, the entitlement to customary employee benefits and an annual target bonus opportunity of 40% of base salary.

The employment agreements with Messrs. Kobylinski, Paris, Prasad and Hengel each provide that in the event the executives’ employment is terminated by the Company without “cause,” the executives terminate employment pursuant to a “constructive termination” (as such terms are defined in the employment agreements) or, in the case of Messrs. Prasad and Hengel, if the Company provides a notice of non-renewal, then, subject to the execution of a release of claims and continued compliance with the restrictive covenants (as described below), the executives will be entitled to certain benefits in addition to their accrued benefits. Specifically, Mr. Kobylinski will be entitled to receive the sum of his base salary and target bonus, payable in installments over the 12 month period following his termination of employment, continued heath and welfare benefits for a period of 12 months after termination (or until he becomes eligible under another employer’s plan), outplacement services, and accelerated vesting of certain time-based restricted stock units provided to him in 2016 pursuant to his employment agreement, or immediate vesting of all performance- and time-based restricted stock units if the qualifying termination occurs within 12 months following a change in control. Messrs. Paris, Prasad, and Hengel will each be entitled to (i) 1.0 times (or 1.5 times in the event such termination occurs within 12 months following a change in control) their base salary payable over 12 months (or payable over 18 months if such termination occurs within 12 months following a change in control); (ii) a pro rata bonus for the year of termination; (iii) continued health and welfare benefits ending on the first to occur of (A) 12 months or, in case such termination occurs within 12 months following a change in control, 18 months following the termination of the executives’ employment and (B) the date they accept employment from an unaffiliated company; (iv) outplacement services. In the event Messrs. Kobylinski, Paris, Prasad or Hengel’s employment is terminated due to death or disability, they each would be entitled to their base salary for three months following the date of termination (except for Mr. Kobylinski) plus a pro rata bonus for the year of termination.

The employment agreements with Messrs. Kobylinski, Paris, Prasad and Hengel each contain a Section 280G cutback pursuant to which, in the event any payments or benefits provided to the executives would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, the executives would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in no amount of such parachute payments being subject to an excise tax pursuant to Section 280G.

In addition, the named executive officer employment agreements provide for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, and (iii) an agreement that the executives will not compete with the Company or solicit the Company’s employees, customers or business during the executives’

employment and for a period of (A) 12 months thereafter in the case of Mr. Kobylinski or (B) 12 months thereafter or, for the period of 18 months thereafter if they are receiving the enhanced change in control severance benefits described above in the case of Messrs. Paris, Prasad and Hengel. Further, the employment agreements with Messrs. Kobylinski, Paris, Prasad and Hengel contain an agreement between the executives and the Company that during their employment and for a period of two years thereafter the executives will not disparage the Company.

As of December 31, 2017, Mr. Walz did not have an employment agreement, but he did have a letter agreement which provides that, upon Mr. Walz’s termination of employment by the Company for any reason other than cause, disability or death, he would be entitled to receive 12 months of base salary continuation, subject to signing a waiver and release.

2014 Omnibus Incentive Plan

Awards granted under the 2014 Omnibus Incentive Plan are generally subject to forfeiture upon termination of employment prior to vesting, subject in some cases to early vesting or continued eligibility for vesting upon specified events, including death, permanent disability or retirement of the grantee or a change in control of the Company. Generally, under the 2014 Omnibus Plan the Compensation Committee has the ability to accelerate the vesting of awards.

In connection with a change in control, as defined in the 2014 Omnibus Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Omnibus Incentive Plan. In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed, continued or substituted by the acquiring or surviving entity in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) canceled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

The award agreements under the 2014 Omnibus Incentive Plan also provide for accelerated vesting in certain circumstances. All performance-vesting and time-vesting restricted stock units granted in 2016 and 2017 provide that, in the event of the participant’s termination of employment (1) by the Company without cause, (2) by voluntary resignation by the participant with good reason, or (3) due to the participant’s death or disability, in each case, during the period beginning 90 days prior to the consummation of a change in control of the Company and ending two years following the date of consummation of a change in control of the Company, then any unvested restricted stock units that would have been forfeited on the date of the participant’s termination of employment shall become fully vested at 100% of target, as of the date of such termination of employment (or if the termination occurs prior to a change in control, on the date of the change in control), and the remaining restricted stock units will be forfeited.

Outside of the circumstances of a change in control of the Company, if the participant incurs a termination of employment by the Company without cause, there is a voluntary termination of employment by the participant with good reason or the participant’s employment terminates due to death or disability, then a pro-rated portion of the performance-vesting restricted stock units will continue to be eligible to vest in accordance with the achievement of the performance conditions applicable to the award. The time-vesting restricted stock units provide that, if the participant incurs a termination of employment by the Company without cause, there is a voluntary termination of employment by the participant with good reason, then the next tranche of restricted stock units will vest. If the participant’s employment terminates due to death or disability, then the time-vesting restricted stock units will vest in full.

Executive Departures

On August 25, 2017, our former Senior Vice President and Chief Financial Officer, Ms. Lauber, resigned from her position with our Company. In addition, on November 10, 2017, Mr. Doerr, our former Vice President, General Counsel and Secretary, resigned from his position with our Company. Ms. Lauber and Mr. Doerr did not receive any benefits upon termination of employment other than payment of accrued vacation in the amount of $8,885 and $11,923, respectively, which is reported in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments Upon Termination

The following table sets forth quantitative estimates of Messrs. Kobylinski, Paris, Prasad, Hengel and Walz’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” or if the executive is provided with a notice of non-renewal in the case of Messrs. Prasad and Hengel (collectively a “Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements or letter agreement and equity award agreements with such named executive officers, assuming the executive experienced a Qualifying Termination from the Company on December 31, 2017. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated vesting provisions of his or her restricted stock units triggered by a qualifying termination in connection with a change in control.

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Early Vesting of Long-Term Cash (4)	Total ($)
Brian K. Kobylinski	1,400,000	11,839	8,900	1,826	2,385,967	—	3,808,532
Chad M. Paris	435,584	12,041	8,900	1,818	343,650	25,000	826,993
Srivas Prasad	479,030	12,041	8,900	7,444	237,000	50,000	794,415
John J. Hengel	418,146	12,041	8,900	13,510	165,900	25,000	643,497
Keith A. Walz	305,000	—	8,900	1,793	248,850	50,000	614,543

(1)
This column includes the severance based on (a) for Mr. Kobylinksi, base salary and target bonus, (b) for Messrs. Paris, Prasad, and Hengel, base salary and pro-rata bonus, and (c) for Mr. Walz, base salary (as described above under “Employment Agreements”).

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term care and accidental death and dismemberment insurance.

(3)
These amounts represent the value of the unvested time-vesting and performance-vesting restricted stock units held by the executive officer that would have become vested upon a qualifying termination based on our closing stock price on December 29, 2017, of $2.37. The value of the EBITDA-vesting restricted stock units assumes that the awards are earned at target.The ROIC-vesting restricted stock units granted in 2016 are excluded in this column because they have no realizable value based on our performance through fiscal year 2017.The time-vesting restricted stock units are shown as vesting in full, as would be the case upon a termination as a result of death or disability, although only one additional tranche would vest upon a termination without “cause” or as a result of “good reason.”

(4)
These amounts represent the value of the unvested time-vesting and performance-vesting long-term cash incentive awards granted during 2017 that would become vested upon a qualifying termination. The amount shown above assumes that the performance-vesting long-term cash awards are earned at target. The time-vesting awards are shown as vesting in full, although only a pro-rata portion would vest upon a termination without “cause” or as a result of “good reason.”

Potential Payments Upon a Qualifying Termination in connection with a Change-in-Control

The following table sets forth quantitative estimates of Messrs. Kobylinski, Paris, Prasad, Hengel and Walz’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” or if the executive is provided with a notice of non-renewal in the case of Messrs. Prasad and Hengel, in each case within the 12 months following a change in control of the Company (collectively a “Change in Control Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements or letter agreements with such named executive officers, assuming the executive experienced a Change in Control Qualifying Termination on December 31, 2017. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated vesting provisions of his restricted stock units triggered by a Change in Control Qualifying Termination.

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Early Vesting of Long-Term Cash (4)	Total ($)
Brian K. Kobylinski	1,400,000	18,062	8,900	2,740	2,714,347	—	4,144,049
Chad M. Paris	595,584	17,758	8,900	2,727	385,125	25,000	1,010,094
Srivas Prasad	629,030	18,062	8,900	11,167	278,475	50,000	945,634
John J. Hengel	567,646	18,062	8,900	20,264	183,675	25,000	798,547
Keith A. Walz	305,000	—	8,900	2,689	290,325	50,000	606,914

(1)
This column includes the severance based on (a) for Mr. Kobylinksi, base salary and target bonus, (b) for Messrs. Paris, Prasad, and Hengel, base salary and pro-rata bonus, and (c) for Mr. Walz, base salary (as described above under “Employment Agreements”).

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term care and accidental death and dismemberment insurance.

(3)
These amounts represent the value of all of the unvested restricted stock units held by the executive officer, which become vested upon a change of control or a Change in Control Qualifying Termination, based on our closing stock price on December 29, 2017, of $2.37.

(4)
These amounts represent the value of the unvested time-vesting and performance-vesting long-term cash incentive awards granted during 2017 that would become vested upon a Change in Control Qualifying Termination.

Director Compensation

The Board of Directors approved the director compensation arrangement on June 30, 2014, upon completion of the Business Combination. Directors who are not employees receive an annual retainer fee of $50,000. The Chairman receives an additional $50,000 for his service as the Chairman of the Board. The Chairs of the Audit Committee and the Compensation Committee each receive an additional $15,000 annual retainer fee and the other members of those committees receive an additional $7,500 annual retainer fee in recognition of their committee service. The Chair of the Corporate Governance and Nominating Committee receives an additional $7,500 annual retainer fee and the other members of the committee receive an additional $3,750 annual retainer fee in recognition of their committee service. Directors who are our employees do not receive any special compensation for their service as directors.

Directors who are not employees also generally receive an annual equity grant valued at $100,000 in the form of restricted stock units to further align the interests of outside directors with stockholders. However, because we did not have an adequate number of shares remaining under our 2014 Omnibus Incentive Plan to make grants in 2017, our board of directors elected to permanently waive their restricted stock unit awards for 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
James P. Heffernan	65,000	—	65,000
Edgar G. Hotard	65,000	—	65,000
James E. Hyman	61,250	—	61,250
Brian K. Kobylinski	—	—	—
Mitchell I. Quain	61,250	—	61,250
Jeffry N. Quinn	100,000	—	100,000
Dr. John Rutledge	57,500	—	57,500
James M. Sullivan	65,000	—	65,000

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee
James P. Heffernan, Chair
James E. Hyman
Mitchell I. Quain

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter that is available on our website at www.jasoninc.com. The Audit Committee’s specific responsibilities are summarized under “Corporate Governance Principles and Board Matters—Board Committees—Audit Committee.”

Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our Independent Auditor is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, on whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.

Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the financial statements with management and the Independent Auditor. The Audit Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees). This review included a discussion of the quality of the Company’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the Company’s financial statements and the notes thereto.

The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the Independent Auditor that firm’s independence. These disclosures and discussion informed the Audit Committee of any relationships between PricewaterhouseCoopers LLP, the Independent Auditor, or any of its affiliates and the Company or any persons in financial reporting oversight roles for the Company in order to assist the Audit Committee in evaluating PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussions with management and the Independent Auditor and the Audit Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee
James M. Sullivan, Chair
Edgar G. Hotard
Dr. John Rutledge

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2019 annual meeting of stockholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Securities Exchange Act of 1934, then the stockholder must ensure that we receive the proposal by December 13, 2018.

A stockholder who otherwise intends to present business at the 2019 annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws state that a stockholder must give written notice that complies with the Bylaws to our Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting.

Since the Annual Meeting will be held on May 16, 2018, we must receive notice of a proposal for stockholders to consider at the 2019 annual meeting of stockholders that a stockholder submits other than pursuant to Rule 14a-8 between January 16, 2019 and February 15, 2019.

If we receive the notice after February 15, 2019, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2019 annual meeting of stockholders. If the Board chooses to present a proposal that a stockholder submits other than under Rule 14a-8 at the 2019 annual meeting of stockholders, then the persons named in the proxies that the Board requests for the 2019 annual meeting of stockholders may exercise discretionary voting power with respect to the proposal.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a broker, bank or other nominee may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will deliver promptly, if you request orally or in writing, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202, (b) telephone at (414) 277-9300 or (c) email at investors@jasoninc.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as we indicate above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors,
Jason Industries, Inc.

Kevin M. Kuznicki Senior Vice President, General Counsel & Secretary
Milwaukee, Wisconsin
April 12, 2018

Appendix A
JASON INDUSTRIES, INC.
2014 OMNIBUS INCENTIVE PLAN
As Proposed to be Amended on May 16, 2018

ARTICLE I
PURPOSE

The purpose of this Jason Industries, Inc. 2014 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan was originally effective as of the date set forth in Article XV. The Plan was amended and restated effective as of May 16, 2018 (the “Restatement Date”), contingent on shareholder approval at the annual shareholders meeting on such date.
ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:
2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2    “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6    “Change in Control” has the meaning set forth in 11.2.

2.7    “Change in Control Price” has the meaning set forth in Section 11.1.

2.8    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.9    “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10    “Common Stock” means the common stock, $.0001 par value per share, of the Company.

2.11    “Company” means Jason Industries, Inc. (f/k/a Quinpario Acquisition Corp.), a Delaware corporation, and its successors by operation of law.

2.12    “Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.13    “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.14    “Effective Date” means the effective date of the Plan as defined in Article XV.

2.15    “Eligible Employees” means each employee of the Company or an Affiliate.

2.16    “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.18    “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.19    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.20    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21    “Lead Underwriter” has the meaning set forth in Section 14.20.

2.22    “Lock-Up Period” has the meaning set forth in Section 14.20.

2.23    “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.24    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.25    “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.26    “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.27    “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28    “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30    “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31    “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on any objective or subjective criteria as the Committee determines, except as provided in Exhibit A.

2.32    “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.34    “Plan” means this Jason Industries, Inc. 2014 Omnibus Incentive Plan, as amended from time to time.

2.35    “Proceeding” has the meaning set forth in Section 14.9.

2.36    “Reference Stock Option” has the meaning set forth in Section 7.1.

2.37    “Registration Date” means the date on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act.

2.38    “Reorganization” has the meaning set forth in Section 4.2(b)(ii) hereof.

2.39    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.40    “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.41    “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.42    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.43    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.44    “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.45    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VI.

2.46    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.47    “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.48    “Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.49    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate, or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided -that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.51    “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52    “Termination of Employment” means, unless otherwise defined by the Committee in an Award Agreement: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, for the purposes of an Award that is subject to Section 409A of the Code, if a Participant’s termination of employment or service triggers payment of compensation under such Award, then the participant will be deemed to have experienced a Termination of Employment upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not cause an Award that is subject to Section 409A of the Code to cease to comply therewith.

2.53    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards; (v) Other Stock-Based Awards; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a)    to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)    to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)    to determine the amount of cash to be covered by each Award granted hereunder;

(f)    to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)    to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);

(h)    to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)    to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)    to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)    solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3    Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Designation of Consultants/Liability.

(a)    The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)    The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.6    Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE AND OTHER LIMITATIONS

4.1    Shares. (a) The aggregate number of shares of Common Stock reserved for issuance under the Plan shall be 3,473,435 shares plus, from and after the Restatement Date, an additional 4,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 3,473,435 shares plus, from and after the Restatement Date, an additional 4,000,000 shares. The aggregate number of shares reserved under this Section 4.1(a) shall be depleted on the date of grant of an Award by the maximum number of shares of Common Stock that may be issuable under an Award, as determined at the time of grant. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan.

(b)    Replenishment of Shares Under this Plan. To the extent (i) an Award lapses, expires, terminates or is cancelled without the issuance of shares of Common Stock under the Award (whether due currently or on a deferred basis) or without having been exercised in full, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be re-issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following shares be recredited to the Plan’s reserve: (i) shares purchased by the Company using proceeds from Option exercises; (ii) shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right; or (iii) shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

4.2    Changes.

(a)    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)    Subject to the provisions of Section 11.1:

(i)    If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then (A) the respective purchase prices or exercise prices for outstanding Awards, (B) the number of shares of Common Stock covered by outstanding Awards, (C) the number of shares that are reserved for issuance under Section 4.1(a) and the individual Participant limitations set forth in section 4.1(b), and (D) any Performance Goals shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan. If no action is taken by the Committee, the adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such subdivision or combination of shares of Common Stock.

(ii)    Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 11.1, (A) the number or kind of securities that thereafter may be issued under the Plan (including the number of shares described in Sections 4.1(a) and 4.1(b)), (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), (C) the exercise or purchase price of any Award, and (D) any Performance Goals shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)    If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b) (ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)    Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v)    Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3    Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.4    Minimum Vesting Period. Notwithstanding any other provision of the Plan, all Awards granted on and after the Restatement Date shall have a minimum vesting period of one year from the date of grant, provided that the Committee may grant Awards with less than a one-year vesting period with respect to up to five percent (5%) of the total number of the Plan’s Shares available for Awards as of the Restatement Date, and the Committee may, in its discretion, accelerate the vesting of Awards upon death, Disability, retirement, or a Change in Control, even if such event occurs earlier than the one-year anniversary of the date of grant. For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than 50 weeks.

4.5    Limits on Director Awards. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted to a non-employee director in a fiscal year of the Company exceed $300,000.

ARTICLE V
ELIGIBILITY

5.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI
STOCK OPTIONS

6.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b)    Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)    Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)    Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or

Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)    Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)    Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)    Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)    Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)    Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)    Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n)    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1    Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2    Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)    Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c)    Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).

(d)    Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)    Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)    Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g)    Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3    Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)    Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b)    Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c)    Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)    Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)    Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f)    Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g)    Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5    Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII
RESTRICTED STOCK

8.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified Performance Goals or such other factor as the Committee may determine in its sole discretion.

8.2    Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)    Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)    Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)    Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Jason Industries, Inc. (the “Company”) 2014 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated _________. Copies of such Plan and Agreement are on file at the principal office of the Company.”
(d)    Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)    Restriction Period. (i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)    Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. However, with respect to Restricted Stock granted on and after the Restatement Date, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c)    Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX
PERFORMANCE AWARDS

9.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. The Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goals established pursuant to Section 9.2(c).

9.2    Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(b)    Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(c)    Dividend Equivalent Units. The Committee may grant dividend equivalent units with respect to a Performance Award, which entitle the Participant to an amount equal to the dividends declared on the number of shares of Common Stock covered by a Performance Award after the date of grant and prior to the date of settlement, provided for Performance Awards granted on and after the Restatement Date, such dividend equivalent units will be paid at the same time and to the same extent as payment is made with respect to the underlying Award to which they relate.

(d)    Payment. The Company shall settle Performance Awards at such time and in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less or greater than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)    Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)    Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

ARTICLE X
OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1    Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.
10.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a)    Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)    Dividend Equivalent Units. The Committee may grant dividend equivalent units with respect to an Award, which entitle the Participant to an amount equal to the dividends declared on the number of shares of Common Stock covered by an Award after the date of grant and prior to the date of settlement, provided that for Awards granted on and after the Restatement Date, dividend equivalent units will be paid at the same time and in to the same extent as payment is made with respect to the underlying Award to which they relate.

(c)    Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)    Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

11.1    Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)    Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)    The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c)    The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)    Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2    Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)    any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, Quinpario Partners or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)    during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)    a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)    a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
11.3    Initial Public Offering not a Change in Control. Notwithstanding the foregoing, for purposes of the Plan, the occurrence of the Registration Date or any change in the composition of the Board within one year following the Registration Date (or the date that the Company otherwise become publicly held without an initial public offering) shall not be considered a Change in Control.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.4; (vi) alter the Performance Goals for Restricted Stock, Performance Awards or Other Stock-Based Awards as set forth in Exhibit A hereto; (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (viii) require stockholder approval to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including Section 409A of the Code, or the listing requirements of the exchange on which the shares of Common Stock are then listed. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent except as otherwise provided under this Article XII.
ARTICLE XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.
ARTICLE XIV
GENERAL PROVISIONS

14.1    Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. The withholding obligation may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, in each case having a Fair Market Value equal to the amount to be withheld, provided that from and after the Restatement Date, the amount of shares of Common Stock to be withheld may not exceed the total maximum statutory tax withholding obligations associated with the transaction. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

14.6    Listing and Other Conditions.

(a)    Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)    If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)    Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)    A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7    Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.8    Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.9    Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.10    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.11    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.12    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.13    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.14    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.15    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.16    Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be interpreted, or deemed to be amended, to comply with Section 409A of the Code. The nature of such amendment shall be determined by the Committee. To the extent such provision cannot be interpreted or amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.17    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.18    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.19    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.20    Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-Up Period.

14.21    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.22    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.23    Section 280G of the Code. Except as otherwise expressly provided in any Award or any other agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Administrator may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.

ARTICLEXV
EFFECTIVE DATE OF PLAN

The Plan originally became effective on June 30, 2014, which is the date of its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

EXHIBIT A
1.1    Application of Exhibit A. This Exhibit A applies to Awards under which 162(m) Compensation is paid, and the provisions hereof take precedence over any contrary provision of the Plan. Such Awards are referred to herein as “Grandfathered Awards.” The term “162(m) Compensation” means compensation payable under a written binding contract that was in effect as of November 2, 2017, and that is not materially modified thereafter (all within the meaning of Code Section 162(m)), and that otherwise qualifies as “performance-based compensation” under Section 162(m) of the Code as in effect prior to January 1, 2018.
1.2    Performance Goals. Performance goals established for purposes of Grandfathered Awards shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;

•	operating income;

•	gross income;

•	net income (before or after taxes);

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or market share;

•	total shareholder return;

•	economic value added;

•
specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

•	reduction in operating expenses.

The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:
1.    restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,”

and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;
2.    an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or
3.    a change in tax law or accounting standards required by generally accepted accounting principles.
In addition, for purposes of exercising discretion to reduce the amount payable under any Grandfathered Award, the Committee may establish other performance goals not listed in this Plan, including subjective, individual goals.
In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations.
1.2    Administration. For purposes of administering a Grandfathered Award, each member of the Committee must qualify an “outside director” within the meaning of Code Section 162(m).
1.3    Individual Participant Limitations. Grandfathered Awards shall be subject to the following individual Participant limitations:
(a)During any fiscal year of the Company, the maximum number of shares of Common Stock that may be subject to Grandfathered Awards of (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock for which either the grant of the Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals, or (4) Other Stock-Based Awards for which either the grant of the Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals, shall be 1,000,000 shares per type of Award (which shall be subject to any further increase or decrease), provided that the aggregate number of shares of Common Stock subject to the four types of Awards listed in (1) through (4) above granted to a Participant during any fiscal year of the Company may not exceed 2,000,000 shares (which shall be subject to any further increase or decrease). If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, it shall apply against the Participant’s individual share limitations for both Stock Appreciation Rights and Stock Options.

(b)The maximum number of shares of Common Stock subject to any Performance Award which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 1,000,000 shares (which shall be subject to any further increase or decrease) with respect to any fiscal year of the Company.

(c)The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10,000,000.

(d)The individual Participant limitations set forth in this section shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in a fiscal year, the number of shares of Common Stock available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

1.4    Special Terms and Conditions.
(a)Earning Grandfathered Awards. No compensation shall be payable with respect to a Grandfathered Award (other than Stock Options and Stock Appreciation Rights) unless and until the Committee certifies the extent to which the established Performance Goals are achieved and any other requirements of Code Section 162(m) are met.

(a)Accelerated Vesting of Grandfathered Awards. Any discretion that may be exercised by the Committee with respect to a Grandfathered Award shall be precluded to the extent the exercise of such discretion would cause the Award to cease to qualify as performance-based compensation under Code Section 162(m).

JASON

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0000365666_1 R1.0.1.17

ANNUAL MEETING OF STOCKHOLDERS
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

JASON INDUSTRIES, INC
Annual Meeting of Stockholders
May 16, 2018 8:00 AM, Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffry N. Quinn and Kevin M. Kuznicki, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Jason Industries, Inc. held of record by the undersigned as of the close of business on March 29, 2018 at the Annual Meeting of Stockholders of Jason Industries, Inc. to be held at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, WI 53202 on May 16, 2018 at 8:00 A.M., Central Daylight Time, and at any adjournment or postponement of the meeting (the "Meeting"), hereby revoking any proxy previously given.

The Board of Directors recommends a vote: (I) FOR election of the nominees to the Board of Directors named in the Proxy Statement (Proposal 1); (II) FOR approval of amendments to the Company's 2014 Omnibus Incentive Plan (Proposal 2); (III) FOR approval of the compensation of the Company's named executive officers (Proposal 3); and (IV) FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm (Proposal 4).

The shares represented by this Proxy Card shall be voted as specified, and in the discretion of Messrs. Quinn and Kuznicki upon any other matter that may properly come before the Meeting. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

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Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side